UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

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[x]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SunOpta Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUNOPTA INC.
2838 Bovaird Drive West
Brampton, Ontario L7A 0H2
905-455-1990

Dear Fellow Shareholder:	April [•], 2013

It is our pleasure to cordially invite you to attend in person or by telephone the Annual and Special Meeting of the Shareholders of SunOpta Inc., which will be held on May 28, 2013 at our corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada at 4:00 p.m. Eastern Time.

At our Annual and Special Meeting, shareholders will vote on: the election of our directors; a proposal to amend the articles of incorporation to authorize the board to fix the number of board members; a resolution approving the Company’s 2013 Stock Incentive Plan; the appointment of our independent public registered accounting firm and auditor and authorization to fix their remuneration; and the compensation of our named executive officers, on an advisory basis. In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future.

You will have the opportunity to ask questions and express your views to the senior management of SunOpta Inc. and certain members of the Board of Directors who will be in attendance.

Your vote is important to us. Whether or not you intend on attending the meeting, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card, or if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

Sincerely,

Jeremy N. Kendall Chairman	Steven R. Bromley Chief Executive Officer

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario, Canada L7A 0H2
T:(905) 455-1990 F:(905) 455-2529

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2013

To the holders of the common shares of SunOpta Inc.:

Notice is hereby given that an Annual and Special Meeting of Shareholders of SunOpta Inc. (the “Company”) will be held on May 28, 2013 at 4:00 p.m. Eastern Daylight Time, at the Company’s corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2 for the following purposes:

1.	to elect the directors of the Company;
2.

to consider and, if deemed advisable, to pass a special resolution to amend the articles of incorporation of the Company to authorize the directors of the Company i) to fix the number of directors to be elected by the shareholders at no less than a minimum of five and no more than a maximum of 15, and ii) to appoint one or more additional directors between meetings of shareholders, provided the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders;

3.	to consider and, if deemed advisable, to pass a resolution approving the 2013 Stock Incentive Plan;
4.	to appoint the Company’s independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration;
5.	to consider an advisory resolution regarding the compensation of the Company’s named executive officers; and
6.	to consider and take action upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

You may also access the Meeting live by teleconference or over the Internet, by following the instructions provided in the accompanying Proxy Statement in the section “Questions and Answers About the Meeting and Voting - How can I vote?”

This Notice is accompanied by a Proxy Statement, a proxy card, the Annual Report of the Company on Form 10-K which includes the Audited Consolidated Financial Statements for the year ended December 29, 2012 and related Management’s Discussion and Analysis and an envelope to return the proxy card.

The Board of Directors has fixed the close of business on April 3, 2013 as the record date for the determination of the shareholders of the Company entitled to receive notice of and to vote at the Meeting. All such shareholders are cordially invited to attend the Meeting.

Your vote is important. Whether or not you intend to attend the meeting, please read the enclosed Proxy Statement and submit your vote by completing and returning the enclosed proxy card or if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2013.

This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders for the fiscal year ended December 29, 2012 are first being made available on or about April [•], 2013 to shareholders of the Company entitled to receive notice of and vote at the Meeting as of the record date, and such materials are also available on our website at www.sunopta.com, under the “Investor Relations” link.

In order to be represented by proxy at the Annual and Special Meeting, you must complete and submit the enclosed Form of Proxy or another appropriate form of proxy.

SUNOPTA INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to shareholders. Most shareholders who reside in the United States have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

If you want a paper copy of the proxy materials for the Annual and Special Meeting and for all future meetings, please follow the Notice instructions for requesting such materials. The chosen electronic delivery option lowers costs and reduces environmental impacts of printing and distributing the materials.

What is the date, time and place of the Annual and Special Meeting?

The Annual and Special Meeting of Shareholders (the “Meeting”) of SunOpta Inc. (sometimes referred to as “we”, “us”, “our”, “the Company” or “SunOpta”) will be held on May 28, 2013 at 4:00 p.m. Eastern Daylight Time at our corporate offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

You may also access the Meeting live by teleconference or over the Internet. To access the Meeting by teleconference, dial toll free at 1-877-312-9198 or international at 1-631-291-4622. To access the Meeting over the Internet, go to the Company’s website at www.sunopta.com. You should plan to access the Company’s website at least 15 minutes prior to the Meeting time in order to register, download and install any necessary audio software.

Why am I receiving proxy materials?

We sent you the Notice or this proxy statement relating to the Meeting (this “Proxy Statement”) and the accompanying proxy card because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the Meeting and at any adjournment or postponement thereof. You are invited to attend the Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or vote by telephone or Internet as described below under “How can I vote?”

What are the items of business scheduled for the Meeting?

There are five matters scheduled for a vote:

  the election of the director nominees specified in this Proxy Statement;
  a proposal to amend the articles of incorporation of the Company to authorize the Board of Directors to set the number of directors and appoint additional directors between meetings of shareholders;
  a proposal to approve the 2013 Stock Incentive Plan;
  the appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditor and authorization for the Audit Committee to fix their remuneration; and
  an advisory vote regarding the compensation of the Company’s named executive officers (“NEOs”).

Shareholders will also consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof. The Board is not currently aware of any other matters to be presented at the Meeting.

What is included in the proxy materials?

The proxy materials include:

  this Proxy Statement for the Meeting;
  the accompanying proxy card; and
  our Annual Report to Shareholders on Form 10-K for the year ended December 29, 2012, which includes the Audited Consolidated Financial Statements for the year ended December 29, 2012 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

What is a proxy?

It is your legal designation of another person to vote the shares you own. The other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

The enclosed proxy card contemplates that Robert McKeracher, Vice President and Chief Financial Officer, and John Ruelle, Chief Administrative Officer, Senior Vice President of Corporate Development and Secretary, each be appointed to act as your proxy. However, you may choose another person to act as your proxy. If you wish to appoint as your proxy a person other than the individuals named on the proxy card to attend the Meeting and vote for you, you may do so by striking out the names on the proxy card and inserting the name of your proxy in the blank space provided in the proxy card, or you may complete another proper proxy card. Your appointed proxy need not be a shareholder of the Company.

Who is soliciting my proxy?

The proxy accompanying this Proxy Statement is solicited by Management and the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular employees of the Company. The Company does not expect to pay any additional compensation for the solicitation of proxies. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs.

Who can vote at the Meeting?

Only shareholders of record at the close of business on April 3, 2013, or the record date, will be entitled to vote at the Meeting. On the record date, there were 66,160,309 common shares issued and outstanding.

In the event a shareholder of record transfers his, her or its common shares after the close of business on the record date, the transferee of those shares will be entitled to vote the transferred shares at the Meeting provided that he, she or it produces properly endorsed share certificates representing the transferred shares to the Company’s Secretary or transfer agent or otherwise establishes his, her or its ownership of the transferred shares at least 10 days prior to the Meeting.

What is the difference between a shareholder of record and a shareholder who holds shares in street name?

Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are important distinctions between shares held of record and those owned in street name.

Shareholder of Record – Shares Registered in Your Name

If on April 3, 2013 your shares were registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card, or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner – Shares Registered in the Name of Broker, Bank or Nominee

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker or nominee, that shareholder of record may be prohibited from voting your shares. See “What if I do not specify how my shares are to be voted?” and “What are ‘broker non-votes’?” below.

How can I vote?

You may vote your shares by one of the following methods:

Vote in Person. If you are the shareholder of record with respect to your shares, you may vote the shares in person at the Meeting. If you choose to vote in person at the Meeting, please bring your proxy card or personal identification. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote your beneficially owned shares.

Vote by Telephone. To vote by telephone, call toll free 1-800-690-6903. You will be prompted to provide your 12 digit number located on the Notice or your proxy card. Please note that telephone voting should not be used if you plan to attend the Meeting and vote in person or designate a proxy to vote on your behalf at the Meeting.

Vote by Facsimile (Canadian shareholders only). You may also submit your proxy card via facsimile by sending it to 1-866-623-5305.

Vote by Internet. To vote via the Internet, go to www.proxyvote.com and follow the simple instructions. You will be required to provide your 12 digit control number located on the Notice or your form of proxy.

Vote by Mail. If you received a printed set of proxy materials, you may complete, sign, date and mail the separate proxy card or other proper form of proxy in the envelope provided with this Proxy Statement. If you vote by telephone, Internet or facsimile, please do not mail your proxy card.

If you vote by telephone or Internet, your vote must be cast no later than 11:59 pm Eastern Daylight Time on Monday, May 27, 2013 (or 11:59 p.m. on the night before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting). If you vote by proxy via facsimile or by mail, your completed proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York USA 11717-8311, prior to 11:59 p.m. Eastern Daylight Time on Friday, May 24, 2013 (or 11:59 p.m. on the night before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting at which the proxy is to be used).

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions provided by that broker, bank or nominee regarding how to vote or how to revoke your voting instructions.

If you return a signed proxy card or use the telephone or Internet to vote before the Meeting, the person named as proxies in the proxy card will vote your common shares as you direct.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting. Submitting your proxy via Internet, telephone or mail does not affect your right to vote in person at the Meeting.

How many votes are needed to approve each proposal?

The number of votes required to approve each of the proposals scheduled to be presented at the Meeting is as follows:

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast, meaning the nominees who receive the largest number of votes will be elected as directors, up to the maximum number of directors to be elected. However, in accordance with our by-laws, any director who receives more “withhold” than “for” votes will be deemed to have tendered his or her resignation as a director.

Proposal 2: Resolution to amend articles of incorporation to authorize the Board to fix the number of directors and to appoint additional directors between meetings of shareholders. This proposal will be approved if the votes cast in favor of the proposal constitute at least two-thirds (66 2/3%) of the total votes cast on the proposal.

Proposal 3: Resolution approving the Company’s 2013 Stock Incentive Plan. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal 4: Appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditors and authorization of the Audit Committee to fix their remuneration. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal 5: Advisory vote regarding the compensation of the Company’s NEOs. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future.

What if I do not specify how my shares are to be voted?

Shareholders of Record. If you are a shareholder of record and you submit a proxy card, but you do not provide voting instructions, your shares will be voted as follows:

FOR each of the ten nominees named in this Proxy Statement for election to the Company’s Board of Directors;

FOR the proposal to amend the articles of incorporation to authorize the Board to fix the number of directors and to appoint additional directors between meetings of shareholders;

FOR the proposal to approve the Company’s 2013 Stock Incentive Plan;

FOR the appointment of Deloitte LLP as the Company’s independent registered public accounting firm and auditor and authorization of the Audit Committee to fix their remuneration; and

FOR the approval of an advisory resolution regarding the compensation of the Company’s NEOs.

The Board does not expect that any additional matters will be brought before the Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Meeting. Moreover, if for any reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on Proposal Four. See “What are ‘broker non-votes’?” below.

What are “broker non-votes”?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under NASDAQ rules, brokers that do not receive voting instructions from the beneficial owner have the discretion to vote on certain routine matters, but do not have the discretion to vote on the election of directors to the Board, executive compensation matters or any other significant matter as determined by the SEC. We believe that Proposal Four relating to the appointment of Deloitte LLP as our independent registered public accounting firm is considered a matter on which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. However, under current NASDAQ rules, we believe that brokers who have not received voting instructions from their clients will not be authorized to vote in their discretion on Proposals One, Two, Three or Five. Accordingly, for beneficial owners of shares, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. The shares represented by proxies marked “abstain” will not be treated as affirmative or opposing votes. Broker non-votes will not affect the outcome of the vote on any of the proposals to be voted upon at the Meeting because the outcome of each vote depends on the number of votes cast rather than the number of shares entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you owned as of April 3, 2013.

Who counts the votes?

The Company has nominated Broadridge Financial Solutions, Inc. to count and tabulate the votes. This is done independently of the Company to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Company only in cases where a shareholder clearly intends to communicate with management, the validity of the proxy is in question or where it is necessary to do so to meet the requirements of applicable law.

Is my vote confidential?

The Company’s transfer agent preserves the confidentiality of individual shareholder votes, except where a shareholder clearly intends to communicate his or her individual position to the management of the Company or as necessary in order to comply with legal requirements.

If I need to contact the Company’s transfer agents, how do I reach them?

You can contact the transfer agent in Canada by mail at: Equity Financial Trust Company, 200 University Avenue, Suite 400, Toronto, Ontario Canada M5H 4H1, or via telephone at (416) 361-0930. You can contact the transfer agent in the USA by mail at: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY USA 11219, or via telephone at (718) 921-8293.

What does it mean if I receive more than one copy of the Notice or proxy card?

If you receive more than one copy of the Notice or more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or follow the instructions on each copy of the Notice to ensure that all of your shares are voted.

How do I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted by one of the following methods:

Voting again by telephone or by Internet prior to 4:00 p.m. Eastern Daylight Time on May 27, 2013, as set forth above under “How can I vote?”;

Requesting, completing and mailing or delivering by facsimile a proper proxy card, as set forth above under “How can I vote?”;

Sending written notice of revocation, signed by you (or your duly authorized attorney), to the Company at the corporate office of the Company at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, at any time prior to the last business day preceding the date of the Meeting; or

Attending the Meeting (or any adjournment thereof) and delivering written notice of revocation prior to any vote to the Chairman of the Meeting.

If you hold your shares in street name, you may revoke your proxy by following the instructions provided by your broker, bank or other nominee.

What is the quorum requirement?

Under NASDAQ listing rules and the Company’s by-laws, the presence at the Meeting, in person or represented by proxy, of at least two shareholders holding not less than one-third (33 1/3%) of the outstanding common shares shall constitute a quorum for the purpose of transacting business at the Meeting. As of the record date, there were 66,160,309 common shares outstanding. Therefore, holders of at least 22,053,436 common shares must be present at the Meeting in order to establish a quorum. The Company encourages all of its shareholders of record as of April 3, 2013 to participate in the Meeting.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC and with applicable Canadian securities regulatory authorities within four business days of the Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website, by viewing our public filings in the U.S. at www.sec.gov or in Canada at www.sedar.com, by contacting our Investor Relations Officer by calling (905) 455-2528, ext. 103, by writing to Investor Relations, SunOpta Inc., 2838 Bovaird Drive West, Brampton, Ontario L7A 0H2 or by sending an email to susan.wiekenkamp@sunopta.com.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following presents information regarding beneficial ownership of our common shares as of April 3, 2013 by:

  each person who we know owns beneficially more than 5% of our common shares;
  each of our directors and nominees;
  each of our NEOs; and
  all of our directors and executive officers as a group.

Under the regulations of the SEC, shares are generally deemed to be “beneficially owned” by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of common shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all common shares subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of April 3, 2013. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Based solely on our review of statements filed with the SEC pursuant to Section 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company is not aware of any other person or group that beneficially owns more than 5% of the Company’s common shares, except as noted below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (1)
West Face Capital Inc. 2 Bloor Street East, Suite 3000 Toronto, ON M4W 1A8	Common	7,710,200(2)	11.65%

(1)	Percentage of class is calculated based on total common shares outstanding at April 3, 2013 of 66,160,309. This total does not include warrants or options of the Company.

(2)

West Face Capital Inc. (“West Face”), on behalf of itself and Gregory A. Boland, filed a Schedule 13G with the SEC on February 14, 2013 in relation to Shares held for the account of West Face Long Term Opportunities Global Master L.P. (“WFGM”), a Cayman Islands limited Partnership. West Face serves as investment manager to WFGM. Mr. Boland is President and Chief Executive Officer of West Face. In such capacities, West Face and Mr. Boland may be deemed to have voting and dispositive power over the shares held for the account of WFGM.

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Name and Address of Beneficial Owner (1)(5)	Amount and Nature of Beneficial Ownership (2)		Total Number of Shares (assuming exercise of vested options)	Percent of Class (4)
	Common Shares	Vested Options (3)
Jay Amato Director	-	39,000	39,000	*
Steven Bromley Director and Chief Executive Officer	203,810	240,000	443,810	*
Peter Fraser Director	-	-	-	*
Douglas Greene Director	123,000	39,000	162,000	*
Victor Hepburn Director	20,000	39,000	59,000	*
Katrina Houde Director	29,000	39,000	68,000	*
Cyril Ing Director	61,335	39,000	100,335	*
Jeremy Kendall Chairman of the Board	496,139	56,400	552,539	*
Alan Murray Director and Vice Chair	-	16,000	16,000	*
Allan Routh Director and President, SunOpta Grains and Foods Group	476,329	101,500	577,829	*
Robert McKeracher Vice President and Chief Financial Officer	13,696	50,400	64,096	*
Hendrik Jacobs President and Chief Operating Officer	-	-	-	*
John Ruelle Chief Administrative Officer, Senior Vice President Corporate Development and Secretary	3,307	63,200	66,507	*
All directors and executive officers as a group (13)	1,426,616	722,500	2,149,116	3.25%

(1)	The address of each director and executive officer is 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

(2)

Unless otherwise indicated, the persons in this table have sole voting and dispositive power with respect to the common shares shown as beneficially owned by them. The information as to shares beneficially owned or over which control or direction is exercised, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective directors and executive officers individually.

(3)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013. The exercise price of vested options range from $1.64 to $13.75 per share.

(4)	Percentage of class is calculated based on 66,160,309 common shares outstanding at April 3, 2013 (*indicates less than 1% of the outstanding common shares).

(5)

The Company does not currently have a formal policy to prohibit officers and directors from hedging against declines in the market value of their equity based compensation or equity securities through the use of financial instruments. However, this practice is discouraged and the Company is not aware of any NEOs or directors engaging in any hedging transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our common shares on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to SunOpta stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common shares by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 29, 2012 all of our executive officers, directors and greater than 10% holders, if any, filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

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PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

The term of office of each director expires at the close of the next Annual Meeting of Shareholders unless he or she resigns or his or her office becomes vacant as a result of death, removal or other cause.

It is proposed that the following ten directors be elected at the Meeting. Each of the nominees named below has consented to be named herein and to serve as a director if elected. Management has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable to serve as a director. There are no family relationships among the Company’s directors, executive officers or persons nominated or chosen to become directors.

Board of Director Nominees in Alphabetical Order:

Jay Amato
Steven Bromley
Michael Detlefsen
Peter Fraser
Douglas Greene
Victor Hepburn
Katrina Houde
Jeremy Kendall
Alan Murray
Allan Routh

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that shareholders vote FOR the election of each of the ten director nominees named above. The ten nominees who receive the greatest number of votes cast at the Meeting will be elected as directors. In accordance with our by-laws, any director who receives more “withhold” than “for” votes will be deemed to have tendered his or her resignation as a director. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. If any of the nominees for director at the Meeting becomes unavailable for election for any reason, the proxies on this proposal will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Information About the Board Nominees

The biographies that follow provide certain information as of April 3, 2013 with respect to the Company’s current directors, each of whom has been nominated and is standing for election this year. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on the Board in light of our business.

In addition to the factual information provided for each of the nominees, the Board and the Corporate Governance Committee (as Nominating Committee) also believe that each of the nominees has attributes that are important to an effective board, including: sound judgment and analytical skills; integrity and demonstrated high ethical standards; the ability to engage management and one another in a constructive and collaborative manner; diversity of background and experience; and the continued commitment to devote his or her time, energy and skills to ensure the growth and prosperity of the Company.

[Remainder of page left intentionally blank]

Jay Amato Age: 53 Location: New York, USA Director Since: Nov 2008 Independent Director

Jay Amato was appointed a Director of the Company and Chair of the Corporate Governance Committee in November 2008.

Mr. Amato was the founder and Chief Executive Officer of PersonalScreen Media LLC in New York, a company which developed new methods of monetizing video content on the web. Prior to that he served as President and Chief Executive Officer of NASDAQ-traded Viewpoint Corporation, a premier interactive media company. He was also President and Chief Operating Officer of Vanstar Corporation, a $2.8 billion public company with 7,000 employees that provided global computer outsourcing services. Adding to a considerable list of accolades and accomplishments, Mr. Amato was nominated for an Academy of Television Arts & Sciences Emmy Award in 2008. Mr. Amato is a Board member of Axis Teknologies LLC and has served on several non-profit Boards.

Director Qualifications. Mr. Amato brings extensive experience in building, managing and operating leading edge technology and media based companies in both the private sector and public markets to the SunOpta Board of Directors. He understands the role of new and emerging technologies and business practices and how to apply these for strategic benefit. When combined with his keen understanding of emerging governance practices, Mr. Amato brings a unique perspective to the Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Chair of Corporate Governance Committee		4 of 4	100%
Combined Total		9 of 9	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
-	39,000	39,000	$274,950
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)	Options Awarded (#)	Option Awards (4)	Total
$61,500	20,000	$70,984	$132,484

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	For breakdown of Director Compensation, see chart on page 29.
(4)

Consists of the aggregate grant date fair value of stock options granted under our Amended and Restated 2002 Stock Option Plan (the “Stock Option Plan”), calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

Steven Bromley Age: 53 Location: Ontario, Canada Director Since: Jan 2007 Non-Independent

Steven Bromley serves as Chief Executive Officer and a Director of SunOpta. Mr. Bromley joined SunOpta in June 2001, was appointed President in January 2005 and subsequently President and Chief Executive Officer in February 2007. Mr. Bromley was appointed to the Board of Directors of SunOpta on January 26, 2007.

From June 2001 through September 2003 Mr. Bromley served as the Company’s Vice President and Chief Financial Officer. Mr. Bromley was subsequently appointed as Executive Vice President and Chief Operating Officer and held this role until his appointment as President and Chief Operating Officer. In August, 2012, Mr. Bromley relinquished the Presidency to Hendrik Jacobs, who joined SunOpta as President and Chief Operating Officer.

Prior to joining the Company, Mr. Bromley spent over 13 years in the Canadian dairy industry in a wide range of financial and operational roles with both Natrel Inc. and Ault Foods Limited. From 1997 to 1999 he served on the Board of Directors of Natrel Inc. Mr. Bromley is a Director of most of the Company’s subsidiaries, and since July 2004 has served on the Board of Directors of Opta Minerals Inc. (TSX: OPM) which is approximately 66.1% owned by SunOpta.

Director Qualifications. Mr. Bromley has served in a variety of executive positions within SunOpta since 2001 and has a deep understanding of the Company’s operations, products, markets, strategies, operating culture and growth opportunities. Mr. Bromley brings this deep knowledge of the Company and the industry in hand with extensive financial and food industry experience to the Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		Opta Minerals Inc. (1)
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Equity Ownership
Common Shares	Vested Options (2)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (3)
203,810	240,000	443,810	$3,128,861
Value of Total Compensation Received in Fiscal Year 2012
For details concerning such compensation, see “Executive Compensation-Compensation of Named Executive Officers-Summary Compensation Table.”

(1)

Mr. Bromley sits on the board of Opta Minerals Inc. (TSX:OPM), a subsidiary of the Company, and was paid director fees by Opta Minerals Inc. These amounts are included within the Summary Compensation Table.

(2)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(3)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.

Michael Detlefsen Age: 50 Location: Ontario, Canada Director Since: Director Nominee (1) Independent Director	Michael Detlefsen is Co-Managing Director of Muir Detlefsen & Associates Limited and President of Ceres Global Ag Corp. From 1999 to 2007, Mr. Detlefsen was with Maple Leaf Foods Inc. He held the position of Vice President, Corporate Development from 1999 to 2000, Executive Vice President Vertical Coordination from 2000 to 2005 and President of Maple Leaf Global Foods, the global sales, marketing and trading subsidiary of Maple Leaf Foods Inc. from 2005 to 2007. Prior to joining Maple Leaf Foods, Mr. Detlefsen was with BCE Inc. in Montreal where he was Vice President, Corporate Development at Bell Canada International, from 1997 to 1999, responsible for telecom investments in Korea, Brazil, Mexico and the United Kingdom, and Vice President Strategy/Business Analysis/Mergers and Acquisitions at Bell Canada from 1996 to 1997.

Mr. Detlefsen’s work experience also includes roles as: a strategy consultant for Monitor Company, a Boston-based strategy consulting firm, from 1993 to 1996; Director, Corporate Strategy at Air Canada in Montreal, New York and Houston from 1989 to 1993; a consultant for Price Waterhouse’s Transportation Consulting Practice in Washington, D.C. from 1988 to 1989; and, a policy analyst for the Canadian Deputy Minister of Grains & Oilseeds in Ottawa, Canada from 1987 to 1988.

Mr. Detlefsen is currently a Governor of the Royal Ontario Museum, a member of the Investment Committee of the Ontario College of Art & Design Foundation Board, a Director of the State Street Bank and Trust (Canada), a member of Harvard University’s Private and Public, Scientific, Academic and Consumer Food Policy Committee and a member of the Finance Committee and 150th Anniversary Campaign Cabinet of Trinity College School. He also serves on the boards of private companies Multi-Marques, Inc., and Telegnomics plc.

Director Qualifications. Mr. Detlefsen will bring extensive strategy, operating and transactional experience in the food and other industries to the SunOpta Board of Directors. Mr. Detlefsen has a unique combination of domestic and international expertise and a deep understanding of global supply chain risks and opportunities.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Not applicable		Not applicable	Not applicable
Equity Ownership
Common Shares	Vested Options	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options
-	-	-	-
Value of Total Compensation Received in Fiscal Year 2012 (1)
Fees Earned or Paid in Cash	Options Awarded (#)	Option Awards	Total
-	-	-	-

(1)	Mr. Detlefsen did not serve as a director, officer or employee of the Company during 2012 and did not receive any compensation from the Company during 2012.

Peter Fraser Age: 55 Location: Ontario, Canada Director Since: May 2012 Independent Director

Mr. Fraser is a Partner and Co-Chief Investment Officer of West Face Capital Inc. Prior to joining West Face, Mr. Fraser acted as a consultant to Enterprise Capital from November 2002 to 2006. Mr. Fraser has over twenty-five years of investment experience in Canada, the United States and England. Mr. Fraser has an M.B.A. from Stanford University (1984) and a B.Comm. from the University of Toronto (1980). Mr. Fraser was elected to the Board of Directors in May 2012 and appointed to the Audit Committee in August 2012.

Mr. Fraser is a member of the board of Plasco Energy Group, a waste-to-energy company based in Ottawa, Ontario.

Director Qualifications. Mr. Fraser brings over twenty-five years of investing and capital markets experience, a strong financial background and a wealth of restructuring expertise to the SunOpta Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance (1)	Percentage
Member of Board		3 of 3	100%
Member of Audit Committee		1 of 1	100%
Combined Total		4 of 4	100%
Equity Ownership
Common Shares	Vested Options (2)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (3)
-	-	-	-
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (4)(5)	Options Awarded (#)	Option Awards (6)	Total
$36,000	20,000	$61,122	$97,122

(1)	Mr. Fraser was elected to the Board of Directors in May 2012 and appointed to the Audit Committee in August 2012.
(2)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(3)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(4)	Mr. Fraser is paid in Canadian dollars. His Board of Director and committee fees have been converted to U.S. dollars using the average exchange rate over the year of $1.00 Canadian = $1.00 U.S.
(5)	For breakdown of Director Compensation, see chart on page 29.
(6)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

Douglas Greene Age: 63 Location: California, USA Director Since: Sep 2008 Independent Director

Douglas Greene was appointed to the Board of Directors in September 2008 and currently is a member of the Corporate Governance Committee.

Mr. Greene is a pioneer in the natural and organic foods industry. Mr. Greene founded New Hope Natural Media, the largest Business to Business media group in the natural products industry and ran this company for twenty years, selling it to Penton Media in 1999. He was a board member of Penton Media which was listed on the NYSE and subsequently NASDAQ (OTCBB:PTON) from 1999 to 2005 and served on their Executive, Compensation and Audit Committees. From 1994 to 2005 Mr. Greene was Chairman of Vitrina Group of Moscow, publishers and event producers for the grocery, restaurant and wine industries.

Mr. Greene is a Board member of NextFoods and Z2 Entertainment and has served on several nonprofit Boards.

Director Qualifications. Mr. Greene brings extensive knowledge and experience in the natural and organic foods industry to the SunOpta Board of Directors. He has diverse international business experience in both private and public organizations and is able to leverage this experience with his in-depth industry knowledge. The combination of extensive industry knowledge and diverse business experience uniquely qualifies Mr. Greene as a Director of the Company.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Member of Corporate Governance Committee		4 of 4	100%
Combined Total		9 of 9	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
123,000	39,000	162,000	$1,142,100
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)	Options Awarded (#)	Option Awards (4)	Total
$52,500	20,000	$70,984	$123,484

(1)	The number of vested options includes vested options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	For breakdown of Director Compensation, see chart on page 29.
(4)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

Victor Hepburn Age: 69 Location: Ontario, Canada Director Since: Sep 2008 Independent Director

Victor Hepburn was appointed a Director of the Company in September 2008. Mr. Hepburn has served as Chair of the Audit Committee since September 2008, has served on the Company’s Compensation Committee since November 2010, and formerly served on the Company’s Corporate Governance Committee until November 2010. Mr. Hepburn is currently a Director of Opta Minerals Inc. (TSX:OPM), which is approximately 66.1% owned by the Company, and Chairman of its Audit Committee. Mr. Hepburn has been self-employed since 2000 as a consultant and is a director of Walker Industries Holdings Inc., an aggregate and waste management company.

Mr. Hepburn was the President and Chief Executive Officer of Hanson Brick America in 1999 and 2000, an international building materials company that is one of the largest ready mix concrete and brick manufacturers in North America. Prior to its acquisition by Hanson Brick America, from 1977 to 1999 Mr. Hepburn was employed in various capacities with Jannock Limited, a company listed on the TSX, including serving as President and Chief Executive Officer, Brick Operations from 1985 to 1999. Mr. Hepburn also served as a Director of the Brick Association of America from 1985 until 2000 and as Vice-Chairman from 1998 until 2000. Mr. Hepburn is a Chartered Accountant and attended the University of Glasgow.

Director Qualifications. Mr. Hepburn is a Chartered Accountant and brings extensive business and financial experience in the private and public sectors to the SunOpta Board of Directors. As a result of his training and extensive experience, the Board of Directors considers Mr. Hepburn to be an expert in financial and accounting matters and thus has been appointed Chairman of the Audit Committee. His business and financial expertise, when combined with a deep understanding of governance practices, positions Mr. Hepburn to effectively contribute to the SunOpta Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		Opta Minerals Inc.
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Member of Compensation Committee		5 of 5	100%
Chair of Audit Committee		4 of 4	100%
Combined Total		14 of 14	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
20,000	39,000	59,000	$415,950
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)(4)	Options Awarded (#)	Option Awards (5)	All Other Compensation (6)	Total
$109,750	20,000	$70,984	$36,500	$180,734

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	Mr. Hepburn is paid in Canadian dollars. His Board of Director and committee fees have been converted to U.S. dollars using the average exchange rate over the year of $1.00 Canadian = $1.00 U.S.
(4)	For breakdown of Director Compensation, see chart on page 29.
(5)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

(6)	Mr. Hepburn sits on the board and certain committees of Opta Minerals Inc., a subsidiary of the Company, and was paid director fees of CDN $36,500.

Katrina Houde Age: 54 Location: Ontario, Canada Director Since: Dec 2000 Independent Director

Katrina Houde was appointed to the Board of Directors in December 2000 and also serves as a member of the Audit and Compensation Committees. Ms. Houde has been an independent consultant since March 2000.

From January 1999 to March 2000, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp. and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a Director of a number of private and charitable organizations.

Director Qualifications. Ms. Houde has held a variety of positions in the food industry. When combined with her extensive knowledge of the Company’s history, strategies and governance practices, she brings valuable insight and experience to the Board of Directors.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Member of Compensation Committee		5 of 5	100%
Member of Audit Committee		4 of 4	100%
Combined Total		14 of 14	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
29,000	39,000	68,000	$479,400
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)(4)	Options Awarded (#)	Option Awards (5)	Total
$51,750	20,000	$70,984	$122,734

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	Ms. Houde is paid in Canadian dollars. Her Board of Director and committee fees have been converted to U.S. dollars using the average exchange rate over the year of $1.00 Canadian = $1.00 U.S.
(4)	For breakdown of Director Compensation, see chart on page 29.
(5)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

Jeremy Kendall Age: 73 Location: Ontario, Canada Director Since: Sep 1978 Non-Independent Director

Jeremy Kendall has served as a Director of the Company since September 1978. He became Chief Executive Officer and Chairman of the Board of the Company in June 1983 and retired as Chief Executive Officer in January 2007. He remains Chairman of the Board of the Company. Mr. Kendall is also currently the Chairman of Opta Minerals Inc. (TSX:OPM), which is approximately 66.1% owned by the Company, and serves on the Board of Directors of Mascoma Corporation, a private renewable fuels company in which SunOpta has a 18.65% ownership position. Mr. Kendall also serves on the Board of Asia Bio-Chem Group Corp. (TSX:ABC), a major starch manufacturer in China, and is Chairman of Jemtec Inc. (6/91 to present), a distributor of electronic home incarceration equipment listed on the TSXV.

He is also a Director of a number of private and charitable organizations.

Director Qualifications. Mr. Kendall provides extensive knowledge of the Company’s history, strategies, products and operating philosophies. Having led the Company’s entry into natural, organic and specialty foods and having been a Director of the Company since 1978 and served as Chief Executive Officer from 1983 through 2007, Mr. Kendall is uniquely qualified to provide leadership as a Director of the Company from both a strategic and operational perspective.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		Opta Minerals Inc. Jemtec Inc. Asia Bio-Chem Group Corp.
Board / Committee Membership		Meeting Attendance	Percentage
Chairman of the Board		5 of 5	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
469,139	56,400	552,539	$3,895,400
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)(4)	Options Awarded (#)	Option Awards (5)	All Other Compensation (6)	Total
$95,000	25,000	$88,730	$96,750	$280,480

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	Mr. Kendall is paid in Canadian dollars. His compensation has been converted to U.S. dollars using the average exchange rate over the year of $1.00 Canadian = $1.00 U.S.
(4)	For breakdown of Director Compensation, see chart on page 29.
(5)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options

(6)

Mr. Kendall sits on the board and certain committees of Opta Minerals Inc., a subsidiary of the Company, and was paid director fees of $46,750 (CDN $46,750). This column also reflects $50,000 (CDN $50,000) that Mr. Kendall received under a Retiring Allowance Agreement with the Company.

Alan Murray Age: 53 Location: Colorado, USA Director Since: Jul 2010 Independent Director

Alan Murray was appointed a Director of the Company in July 2010, was appointment Vice Chair in March 2011, and also serves as Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Murray has over 30 years of experience as a supplier to the food industry in three continents. Mr. Murray spent 10 years with Unilever, primarily in marketing roles both in the Netherlands and South Africa. From 1990 to 2010 he worked for Tetra Pak, the world leader in processing and packaging systems serving the food industry. During this period he led their operations in Southern Africa, Central Europe (Czech Republic and Slovakia) and North America. Mr. Murray has been a Board member of the National Food Processors Association, now merged with Grocery Manufacturers Association, and the International Dairy Foods Association. He was also Co-founder and Chairman of the industry group Carton Council, a body founded to stimulate the recycling of beverage cartons. Mr. Murray has not served on any other reporting issuers Board of Directors. He is currently the Chief Executive Officer of NextFoods, creators of GoodBelly probiotic fruit drink, based in Boulder, Colorado.

Director Qualifications. Mr. Murray brings strong business experience to the SunOpta Board of Directors having a background in manufacturing, business turnaround, business integration and profitable revenue growth. Mr. Murray has lived and worked abroad with experience in Western and Eastern Europe and Africa. Mr. Murray’s deep understanding of the food business and extensive exposure to international business is an asset to the Board as the Company continues to expand its food operations globally.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board and Vice Chair		5 of 5	100%
Member of the Audit Committee		4 of 4	100%
Chair of Compensation Committee		5 of 5	100%
Combined Total		14 of 14	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
-	16,000	16,000	$112,800
Value of Total Compensation Received in Fiscal Year 2012
Fees Earned or Paid in Cash (3)	Options Awarded (#)	Option Awards (4)	Total
$71,250	20,000	$70,984	$142,234

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.
(3)	For breakdown of Director Compensation, see chart on page 29.
(4)

Consists of the aggregate grant date fair value of stock options granted under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

Allan Routh Age: 62 Location: Minnesota, USA Director Since: Sep 1999 Non-Independent Director

Mr. Routh is President of the Company's Grains and Foods Group, the largest operating group within SunOpta, and prior to March 2003 was President and Chief Executive Officer of the SunRich Food Group, Inc., a wholly-owned subsidiary of the Company.

Mr. Routh has been involved in the natural and organic foods industry and soy industry organizations since 1984. He is also a Director of other private companies. In the past five years, Mr. Routh has not served on any other reporting issuers Board of Directors.

Director Qualifications. Mr. Routh brings extensive industry and company knowledge to the SunOpta Board of Directors. Mr. Routh joined the Board in September 1999 and has a deep understanding of the history, strategies, markets and evolution of the Company, Mr. Routh is a pioneer in the soy and organic foods industries, providing the Company and the Board of Directors with valuable insights into these and related foods markets.

Other Public Company Directorships in the Past Five Years
SEC Reporting Companies		Canadian Listed Reporting Companies
None		None
Board / Committee Membership		Meeting Attendance	Percentage
Member of Board		5 of 5	100%
Equity Ownership
Common Shares	Vested Options (1)	Total Common Shares and Vested Options	Total Market Value of Common Shares and Vested Options (2)
476,329	101,500	577,829	$4,073,694
Value of Total Compensation Received in Fiscal Year 2012
For details concerning such compensation, see “Executive Compensation―Compensation of Named Executive Officers―Summary Compensation Table.”

(1)	The number of vested options includes options that will become exercisable within 60 days of April 3, 2013.
(2)	The market value has been determined based on $7.05 being the closing price of the Company’s common shares on NASDAQ as at April 3, 2013.

CORPORATE GOVERNANCE

Board Composition, Leadership and Size

The articles of the Company provide that its Board of Directors shall consist of a minimum of five and a maximum of 15 directors. Presently, the Board of Directors consists of ten directors. At the Annual and Special Meeting shareholders will be asked to approve a resolution authorizing the Board of Directors to fix the number of directors from time to time so long as the actual number is not less than five and no greater than 15 and to appoint additional directors between meetings of shareholders. This will provide the Board with the flexibility required to ensure the makeup of the Board meets the needs of the organization.

The Board has determined that the proposed size of the Board of Directors will be sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The Board also believes the range of five to 15 directors is flexible enough to permit the recruitment, if circumstances so warrant, of an outstanding director candidate in whom the Board may become interested at a future time. The Corporate Governance Committee periodically reviews the organization, size, operation, practice, and tenure policies of the Board and recommends changes to the full Board as appropriate.

Each of the directors and executive officers of the Company is required to certify on an annual basis that he or she has reviewed and is knowledgeable as to the contents of the Company’s Business Ethics and Code of Conduct (the “Code”) and is not aware of any violations of the Code. All new employees of the Company are required to certify at the time of hiring that they have reviewed and are knowledgeable as to the contents of the Code. The Company monitors compliance with the Code through management oversight and regular communications with employees. In addition the Company has established and maintains, through an independent third party service provider, a confidential toll-free ethics reporting hotline which all directors, officers and employees are advised of and encouraged to use to report matters which may constitute violations of the Code.

The effectiveness and contribution of the Board, each committee of the Board and each of the individual directors are assessed annually with the assistance of a third party consulting firm specializing in board effectiveness (the “Board Effectiveness Consultant”). Each of the directors is required to complete a detailed questionnaire which is prepared and reviewed by the Board Effectiveness Consultant and also complete a personal interview with the Board Effectiveness Consultant. The results of this review are reported to, and discussed in detail at, a meeting of the full Board of Directors.

Two of our executive officers, Steven Bromley, Chief Executive Officer, and Allan Routh, President of the SunOpta Grains and Food Group, serve on the Board of Directors. Jeremy Kendall serves as the Chairman of the Board. Mr. Kendall previously served as the Company’s Chief Executive Officer, until his retirement on February 1, 2007. The Board does not have a policy concerning the separation of the roles of Chief Executive Officer and Chairman, as the Board believes that it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently these roles are separate.

The current Chairman of the Board, while not an employee or officer of the Company, is deemed not to be an independent director. In March 2011, the Company appointed Alan Murray as the Vice Chair of the Board. Mr. Murray is an independent director and, while serving as Vice Chair of the Board, Mr. Murray assists the Chairman and provides an independent viewpoint on all matters. The Chairman of the Board sets the agenda for meetings of the Board with input and feedback from the directors. The Vice Chair, as the Chairman’s deputy, performs the duties that are delegated to him by the Chairman, which duties may include: assisting in preparing Board and Committee agendas and establishing priorities of the Board; acting as chairman for meetings of the independent directors; serving as a liaison between the Chairman and the Chief Executive Officer, on one hand, and the independent directors, on the other; assisting the Chairman and the Chief Executive Officer with ongoing matters between meetings of the Board; and serving as acting Chairman of the Board in the absence of the Chairman, or when a motion involving the Chairman is being discussed. All committees of the Board are chaired by independent directors. The Board and the Corporate Governance Committee believe that the current Board leadership structure is an appropriate structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of the Company and its shareholders.

Mr. Cyril Ing, a current director, will not be standing for re-election to the Board as a result of reaching the maximum age limit for directors as established by the Company. Mr. Ing has nevertheless agreed to make his services available to the Company on a consulting basis, as requested by the Company, following the Annual and Special Meeting.

Director Independence

Under NASDAQ listing rules, a majority of the members of the Board must be “independent directors,” An independent director under NASDAQ listing rules is a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators (the “CSA”) recommends that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no “material relationship” with the Company. Director independence of each of the current directors is determined by the Board of Directors with reference to the requirements as set forth by the CSA in National Instrument 52-110 - Audit Committees, as well as the rules and regulations of the TSX, NASDAQ and SEC.

The Board has determined that six directors to be elected, Katrina Houde, Peter Fraser, Douglas Green, Victor Hepburn, Jay Amato and Alan Murray, who currently constitute a majority of the Board, are independent. The new director nominee, Michael Detlefsen, will also be an independent director. As a result, if all of the director nominees are elected, seven of the ten directors will be independent. These independent directors currently comprise in full the membership of each standing Board committee described in this Proxy Statement. Because Mr. Jeremy Kendall, Chairman, received direct compensation greater than $75,000 during fiscal 2010 (see disclosure of “Certain Relationships and Transactions with Insiders and Related Persons”) and because Mr. Steven Bromley, Chief Executive Officer, and Mr. Allan Routh, President of the SunOpta Grains and Foods Group are current officers of the Company, each are considered not independent.

Executive Sessions

The independent directors meet without management and non-independent directors at regularly scheduled in-person Board meetings, generally following meetings of the full Board. The Vice Chair of the Board presides over these meetings.

Meeting Attendance

The Board held five regularly scheduled meetings during fiscal year 2012. Each incumbent board member attended 100% of the aggregate number of meetings held by the Board and all committees on which he or she served.

Director Orientation

The Company has a formal director orientation policy to ensure that all new directors receive proper orientation to facilitate the level of familiarity with the Company’s practices, policies and operations required to meet Board responsibilities.

The current process to orient new directors is as follows:

1)

The new director meets with the Chairman of the Board and the Company’s Chief Executive Officer to discuss various information about the Company, including history, vision, mission and values, organization structure, share holdings, strategic plan, fiscal business plan and budget, historical and current year to date fiscal results.

2)

The new director meets with the Chairman to discuss the aspects of the Board such as organizational documents and Board and committee minutes for the past year, Board administration matters, expense reimbursement practices, and Company policies.

3)

The new director meets with other directors of the Company and certain members of Management which allow new directors an opportunity to ask questions about the role of the Board, its committees and directors and the nature and operation of the Company. Following nomination, new directors are encouraged to meet other members of management and to visit the Company’s premises and view its operations.

4)

New directors are provided access to the Company’s continuous disclosure documents as filed with the SEC and on SEDAR, investor presentation material, director mandate document and the Company’s Business Ethics & Code of Conduct policies. New directors are required to affirm that they have read and understand the Company’s Business Ethics and Code of Conduct.

Board Role in Risk Oversight

The Board has risk oversight responsibility and sets the tone for risk tolerance within the Company. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately. During each regularly scheduled Board meeting, the Board also reviews components of the Company’s long-term strategic plans and the principal issues, including foreseeable risks that the Company expects to face in the future.

The Board oversees risk management directly, as well as through its committees. For example, the Audit Committee reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with senior management major financial risks and the steps taken to monitor and control exposure to such risk. The Corporate Governance Committee considers risks related to succession planning and internal trading governance and the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Board Committees

The Board of Directors presently has three committees, with the principal functions and membership described below. Each committee has a charter, which is available at our website at www.sunopta.com, under the “Investors” link. The following table summarizes the current membership of each of our three Board committees. Each of the three committees is composed entirely of independent directors.

Director	Audit Committee	Corporate Governance Committee	Compensation Committee
Jay Amato		X (Chair)
Peter Fraser	X
Douglas Greene		X
Victor Hepburn	X (Chair)		X
Katrina Houde	X		X
Cyril Ing		X
Alan Murray	X		X (Chair)

Since Mr. Ing is not standing for re-election, the Board intends to appoint another independent director to assume Mr. Ing’s position on the Corporate Governance Committee subsequent to the Annual and Special Meeting of Shareholders.

Audit Committee

The Audit Committee’s duties and responsibilities are documented in a formal Audit Committee Charter, which is regularly updated. These duties and responsibilities include (a) providing oversight of the financial reporting process and management’s responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board the appointment and authorizing remuneration of the Company’s auditors; (c) providing oversight of the adequacy of the Company’s system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. The Audit Committee meets a minimum of four times a year, once to review the Annual Report on Form 10-K and annual Audited Consolidated Financial Statements, and once before each quarter’s earnings are filed to review interim financial statements and the Quarterly Report on Form 10-Q which is filed with the SEC in the U.S. and with applicable securities regulators in Canada. Other meetings may be held at the discretion of the Chair of the Audit Committee. The Audit Committee has free and unfettered access to Deloitte LLP, the Company’s independent registered accounting firm and auditors, the Company’s risk management and internal audit team and the Company’s internal and external legal advisors.

The Audit Committee maintains a company-wide whistle-blower policy related to reporting of concerns in accounting or internal controls. This policy gives all employees of the Company the option of using a hot line administered by a third party for communication concerns dealing with a wide range of matters including accounting practices, internal controls or other matters affecting the Company’s or the employees well-being.

Our Audit Committee is currently comprised of Victor Hepburn, Alan Murray, Katrina Houde and Peter Fraser. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC and CSA rules and NASDAQ and TSX listing rules, (2) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Victor Hepburn meets the definition of “audit committee financial expert,” as defined in SEC and CSA rules, and has appointed Mr. Hepburn as Chairman of the Audit Committee.

The report of the Audit Committee appears under the heading “Report of the Audit Committee” below.

The Audit Committee met formally four times during fiscal 2012.

Corporate Governance Committee (Nominating Committee)

The Corporate Governance Committee’s duties and responsibilities are documented in a formal Corporate Governance Committee Charter, which is updated regularly. These duties and responsibilities include: (a) identifying individuals qualified to become members of the Board of Directors, and selecting or recommending director nominees; (b) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; (c) leading the Board of Directors in its annual review of the performance of the Board of Directors; (d) recommending to the Board of Directors director nominees for each committee; (e) discharging the responsibilities of the Board of Directors relating to compensation of the Company’s directors; (f) leading the Board of Directors in its annual review of the performance of the Chief Executive Officer; and (g) regularly assessing the effectiveness of the Company’s governance policies and practices.

The Corporate Governance Committee, in its capacity as the Nominating Committee, concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, the Nominating Committee will consider certain necessary criteria that a candidate should meet, which would include the following: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience but, particularly, industry experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. The Committee also takes into consideration the range of skills and expertise that should be represented on the Board, geographic experience with businesses and organizations, and potential conflicts of interest that could arise with director candidates. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews. Although the Company does not have a separate diversity policy relating to the identification and evaluation of nominees for director, the Corporate Governance Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

A shareholder may recommend a person as a nominee for election as a director at the Company’s next annual meeting of shareholders by writing to the Secretary of the Company. Each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of common shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors and to ensure that each such nominee is qualified to serve as a director pursuant to the requirements of the Canada Business Corporations Act; and (e) the consent of each nominee to serve as a director of the Company if so elected. Formal nominations for director candidates to be considered for election at the 2014 Annual Meeting of Shareholders must be received before the date specified under “Shareholder Proposals for 2014 Annual Meeting of Shareholders; Shareholder Communications.”

Our Corporate Governance Committee is currently comprised of Jay Amato, Douglas Greene and Cyril Ing, each of whom has been determined by the Board to be independent. Jay Amato is Chairman of the Corporate Governance Committee. Since Mr. Ing is not standing for re-election, the Board intends to appoint another independent director to assume Mr. Ing’s position on the Corporate Governance Committee subsequent to the Annual and Special Meeting of Shareholders.

The Corporate Governance Committee met formally four times during fiscal 2012.

Compensation Committee

The Compensation Committee’s duties and responsibilities are documented in a formal Compensation Committee Charter, which is updated regularly. These duties and responsibilities include to (a) reward executives for long-term strategic management and enhancement of shareholder value; (b) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies; (c) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Company through the Company’s salary administration program; (d) align the financial interests of the Company’s executives with those of the shareholders and (e) ensure fair and equitable treatment for all employees.

The function of the Compensation Committee is to determine the compensation of the Chief Executive Officer as well as to review and approve the compensation recommended by the Chief Executive Officer for certain officers of the Company and to review overall general compensation policies and practices for all employees of the Company. In addition, this Committee oversees the administration of the Stock Option Plan, Employee Stock Purchase Plan and any other incentive plans that may be established for the benefit of employees of the Company.

Our Compensation Committee is currently comprised of Alan Murray, Victor Hepburn and Katrina Houde, each of whom has been determined by the Board to be independent. Alan Murray serves as Chairman of the Compensation Committee.

Our Compensation Committee has deep experience with Compensation matters. Specifically:

Mr. Murray, the Chair of the Compensation Committee, as the former Chief Executive Officer of Tetra Pak North America was responsible for senior management annual performance and salary reviews, is familiar and worked with major firms who produce salary surveys, has designed and implemented variable compensation systems for senior management, and has set guidelines for and approved total company compensation programs for over 400 salaried employees annually.

Ms. Houde is a certified human resource professional and was a Director or Vice President of Human Resources with three organizations. While at Cuddy Foods she had oversight responsibilities for compensation and pay practices with similar experiences to Mr. Murray above.

Mr. Hepburn has over the course of his career dealt extensively with compensation matters, including pay practices, variable compensation and benefit plans for all levels of managers and employees, drawing on the expertise of human resource personnel and outside consultants.

The report of the Compensation Committee appears under the heading “Executive Compensation—Compensation

Committee Report” below.

The Compensation Committee met formally five times during fiscal 2012.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time over the past year. None of our executive officers serve as a member of the Compensation Committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Directors and Officers Liability Insurance

The Company’s comprehensive insurance policies include coverage, which indemnifies the directors and officers of the Company. The approximate annual cost of this coverage is $302,327 and the policy contains a deductible of $100,000 except for security claims which has a deductible of $250,000.

Code of Ethics

The Company has a Code of Ethics policy titled “Business Ethics and Code of Conduct.” The policy is applicable to all employees, including the Company’s executive officers and employees performing similar functions, as well as all persons serving as directors and consultants to the Company. A copy of the Business Ethics and Code of Conduct is available, without charge, at www.sunopta.com or upon written request to the Company at SunOpta Inc., 2838 Bovaird Drive West, Brampton, Ontario, Canada, L7A 0H2. Attention: Information Officer. Any amendments to, or waivers of, the Business Ethics and Code of Conduct which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.sunopta.com.

Insider Ownership Guidelines for Directors, Officers and Executives

The Board of Directors approved new insider ownership guidelines for all non-employee directors and members of the senior management in May 2012. These guidelines are intended to align the interests of directors and management with those of our shareholders.

The insider ownership guidelines encompass the following parameters:

1.

Insider ownership guidelines are mandatory for all non-employee members of the Board of Directors and members of the Senior Leadership Team. All persons covered by these guidelines will have the option to request an exemption from these requirements based on consideration of their personal circumstances by the Compensation Committee.

2.	Stock ownership targets established as follows:

	a.	Chief Executive Officer – 3 X base salary
	b.	Directors – 3 X annual retainer
	c.	NEOs (named executive officers - includes Chief Financial Officer and three most highly compensated officers) – 2 X base salary
	d.	All other Senior Leadership Team Members – 1 X base salary

3.	Targets are based on direct shareholdings only and do not account for the value of “in-the-money” options.

4.

In determining whether the required investment levels have been met, holdings are valued using the higher of the cost basis of the stock when acquired, or the market closing price on the last trading day of each fiscal quarter.

5.

All participants are provided a five-year transition period to be in compliance with the ownership target. At the end of that period, all those not in compliance will receive 50% of all subsequent short-term incentive payments in the form of equity until such time as the minimum holding is established.

Compensation of Directors

Annual compensation for non-employee directors is comprised of cash and option-based equity compensation. Such cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Option-based equity compensation consists of options granted under the Stock Option Plan. In addition, Victor Hepburn, Jeremy Kendall and Steve Bromley receive certain fees and stock options from Opta Minerals Inc. as compensation for serving on the board of directors and certain committees of the board of Opta Minerals Inc., one of our subsidiaries, and Jeremy Kendall receives additional compensation in the form of a retirement allowance under a contract with the Company, all of which is set forth in more detail in the table below. Steven Bromley, our Chief Executive Officer, and Allan Routh, President of our Grains and Foods Group, are not included in this table since they are employees of the Company and receive no additional compensation for their services as directors of SunOpta; thus, their compensation is shown in the Summary Compensation Table.

During fiscal 2012, each non-employee director received the following compensation (as applicable):

Annual cash retainer in Canadian dollars of:

  $30,000 for serving as a director ($36,000 effective July 1, 2012);
  $50,000 for serving as the Chairman of the Board;
  $20,000 for serving as the chair of the Audit Committee;
  $7,500 for serving as the chair of the Compensation Committee or Corporate Governance Committee; and
  Effective March 5, 2013, the Vice Chair of the Board will receive an annual retainer of $20,000.

Meeting attendance fees in Canadian dollars of:

  $1,500 for each in-person meeting of the Board of Directors;
  $1,500 for each meeting of the Audit Committee;
  $750 for each meeting of the Compensation Committee and Corporate Governance Committee;
  $750 for each telephonic meeting of the Board of Directors, Compensation Committee or Corporate Governance Committee; and
  $1,500 for other fees such as travel days.

The total 2012 compensation for our non-employee directors is shown in the following table:

2012 Director Compensation

Name	Annual Retainer ($)(1)	Meeting Fees Earned ($)	Option Awards ($)(2)	Other Compensation ($) (3)	Opta Minerals Inc. Board of Directors Fees ($)(5)	Total ($)
Jay Amato	40,500	16,500	70,984	4,500	-	132,484
Peter Fraser	25,500	10,500	61,122	-	-	97,122
Doug Greene	33,000	13,500	70,984	6,000	-	123,484
Vic Hepburn (4)	53,000	20,250	70,984	-	36,500	180,734
Katrina Houde (4)	33,000	18,750	70,984	-	-	122,734
Cyril Ing (4)	33,000	15,000	70,984	11,385	-	130,369
Jeremy Kendall (3)(4)	83,000	12,000	88,730	50,000	46,750	280,480
Alan Murray	40,500	23,250	70,984	7,500	-	142,234

(1)	Annual Retainer includes Chair Fees where applicable.
(2)

Consists of the aggregate grant date fair value of stock options granted to directors under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

(3)

For Mr. Kendall, the “Other Compensation” column reflects a retiring allowance from the Company in the amount of $50,000 (CDN $50,000) under a contract with the Company. For other directors “Other Compensation” represents primarily travel fees.

(4)

These Board members are paid in Canadian dollars. The Board of Director and committee fees have been converted to U.S. dollars using the average exchange rate for the year of $1.00 Canadian = $1.00 U.S.

(5)	See note (6) to the biographies for each of Messrs. Hepburn and Kendall under “Information About the Board Nominees” for more information related to these Opta Minerals Inc. Board of Director fees.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company but, for independent directors, should not be so great as to compromise independence.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors. The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our directors.

Penalties and Sanctions and Personal Bankruptcies

The information related to cease trade orders and bankruptcies, not being within the knowledge of the Company, has been furnished by the directors. Other than set out below, none of the proposed nominees for election to the Board of Directors:

1) is, as at the date of this Proxy Statement, or was within 10 years before the date of the Proxy Statement, a director or chief executive officer or chief financial officer of any company (including the Company) that:

(i)

was the subject of an order (as defined in Form 51-102F5 made under National Instrument 51-102 of the CSA) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer, or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer, or chief financial officer; or

2) is at the date hereof, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

3) has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

In 2008 the Company received letters from the SEC requesting additional information in connection with the restatement of the Company’s filings for each of the quarterly periods ended March 31, 2007, June 30, 2007, and September 30, 2007. The SEC concluded its investigation in the quarter ended October 2, 2010 and came to a settlement with the Company, Mr. Bromley, President and Chief Executive Officer at the time, and John Dietrich, the former Chief Financial Officer of the Company. Under the settlement, the Company agreed to an administrative order (“Order”) directing that the Company cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and Rules 12b–20, 13a–11 and 13a–13 thereunder. The Order did not require the Company to make any payment. Mr. Bromley and Mr. Dietrich also agreed to the Order, which directed that they cease and desist from committing and causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b–20, 13a–11, 13a–13 and 13a–14 thereunder. In addition, Mr. Bromley was ordered to pay disgorgement of $40,905 and prejudgment interest of $5,295, and Mr. Dietrich was ordered to pay disgorgement of $5,780 and prejudgment interest of $1,012. Those amounts represented a portion of the proceeds that each of them received in connection with properly approved option exercises and sales of the Company’s common stock that occurred before the Company’s quarterly financial statements for 2007 were restated. The Company, Mr. Bromley and Mr. Dietrich each consented to the issuance of the Order without admitting or denying the Commission’s findings. The settlement concluded the SEC’s inquiry.

Colorado Mills LLC (“Colorado Mills”) and SunOpta Grains and Foods Inc. (formally Sunrich LLC, herein “Grains and Foods”), a wholly–owned subsidiary of the Company, organized a joint venture in 2008 to construct and operate a vegetable oil refinery adjacent to Colorado Mills’ sunflower seed crush plant located in Lamar, Colorado. The joint venture involved the creation of a jointly-owned entity, Colorado Sun Oil Processors, LLC (“CSOP”). Allan Routh, one of our directors, served as President of CSOP, and John Ruelle, our Chief Administrative Officer, Senior Vice President of Corporate Development and Secretary, served as Secretary of CSOP. During the relationship, disputes arose between the parties concerning management of CSOP, record–keeping practices, certain unauthorized expenses incurred on behalf of CSOP by Colorado Mills, procurement of crude oil by Sunrich from Colorado Mills for processing at the CSOP refinery, and the contract price of crude oil offered for sale under an output term of the joint venture agreement. The parties initiated a dispute resolution process as set forth in the joint venture agreement, which Colorado Mills aborted prematurely through the initiation of suit in Prowers County District Court on March 16, 2010. Subsequent to the filing of that suit, Colorado Mills acted with an outside creditor of CSOP to involuntarily place CSOP into bankruptcy. As part of the bankruptcy proceeding filed on June 10, 2010 in the U.S. Bankruptcy Court, District of Colorado, Colorado Mills purchased substantially all of the assets of CSOP. Please see Note 20 “Commitments and Contingencies” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the CSOP dispute.

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PROPOSAL TWO – AMENDMENT OF ARTICLES

Amendment of Articles

The Corporate Governance Committee periodically reviews the size and composition of the Board with a view to ensuring that it is reasonably diverse on the basis of age, race, gender and ethnicity, as well as on the basis of geographic knowledge, industry experience and culture. Additionally, the Corporate Governance Committee seeks to identify individuals who it believes would make a valuable contribution as a director, particularly in any areas in which there may be a perceived void. The Company’s Articles of Incorporation (the “Articles”) allow for a minimum of five and a maximum of 15 directors. The size of the Board is currently fixed at ten directors. However, the Company’s Articles of Incorporation do not permit the Board to change the size or composition of the Board or appoint additional directors between meetings of shareholders unless a vacancy has occurred among the directors previously elected by the shareholders. As a result, it is not possible to recruit and invite qualified individuals to join the Board of Directors between meetings of the shareholders unless, for some reason, an existing director has resigned. This limitation may significantly restrict the Company’s ability to enhance the effectiveness and contribution of the Board of Directors.

Accordingly, the Company proposes to amend the Articles as permitted by the Canada Business Corporation Act (the “CBCA” or the “Act”) in order to enable it to take advantage of opportunities to augment the Board of Directors. Specifically, it is proposed that at the Annual and Special Meeting, shareholders approve the following as a special resolution (the “Amendment Resolution”):

“RESOLVED, AS A SPECIAL RESOLUTION, THAT:

A.	the Articles be amended to add the following paragraph to item 7 of Schedule “A”:

“The directors are authorized to fix the number of directors to be elected by the shareholders within the minimum and maximum number set forth in these Articles and are further authorized to appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders”;

B.

any director or officer of the Company is hereby authorized for and on behalf of the Company to execute and deliver all documents and to do all things necessary or desirable to give effect to such amendments including the delivery of articles of amendment; and

C.

the directors of the Company are hereby authorized to revoke this resolution without further approval of the shareholders at any time prior to the endorsement by the Director under the Act of a certificate of amendment of articles in respect of such amendment.”

If the Amendment Resolution is approved at the Meeting, the shareholders of the Company will nevertheless retain ultimate control over the size and composition of the Board of Directors given the limitation as to the number of directors that can be added between meetings of the shareholders; the expiry of the term of any such directors at the next annual meeting of shareholders; and that, pursuant to the CBCA, any director appointed by the Board can be removed as a director by a simple majority vote of shareholders.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the Amendment Resolution.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of the proposal constitute at least two-thirds (66 2/3%) of the total votes cast on the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

PROPOSAL THREE – 2013 STOCK INCENTIVE PLAN

In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that shareholders approve the SunOpta Inc. 2013 Stock Incentive Plan (the “2013 Plan”). The 2013 Plan would give the Compensation Committee of the Board (herein the “Committee”) authority to grant a variety of equity incentives and reserve 1,250,000 common shares of the Company for purposes of the 2013 Plan. The 2013 Plan was adopted by the Board on March 5, 2013 based on the recommendation of the Committee, subject to shareholder approval. The proposed resolution in respect of approval of the 2013 Plan is set forth below under “Shareholder Approval” in this Proposal Three.

The 2013 Plan would provide selected employees, officers and directors with the opportunity to acquire common shares and is designed to attract, retain and motivate qualified employees, officers and directors in order to achieve the Company’s long-term growth and profitability objectives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link compensation to corporate performance and align the interests of the Company’s employees, officers and directors with the interests of shareholders. The closing price for the common shares as reported on the NASDAQ Global Select Market on April 3, 2013 was $7.05.

In 2002 the Company’s shareholders approved the Stock Option Plan, which initially authorized 1,500,000 common shares for issuance under the Stock Option Plan. Shareholders approved amendments to the Stock Option Plan to reserve additional shares in 2004 (1,500,000 additional shares), 2007 (2,000,000 additional shares) and 2011 (2,500,000 additional shares). As of April 3, 2013, of the 7,500,000 shares reserved under the Stock Option Plan, 2,239,459 common shares have been issued upon exercise of options granted under the Stock Option Plan, options to purchase an aggregate of 3,484,180 common shares (representing 5.3% of the currently issued and outstanding common shares) are currently outstanding under the Stock Option Plan and 1,776,361 common shares are available for grant under the Stock Option Plan. The Company anticipates granting additional options to acquire approximately 850,000 to 950,000 common shares prior to the Meeting as part of its annual long-term incentive grant process (the “Proposed Grant”). As a result, only approximately 826,361 to 926,361 common shares will be available for issuance under the Stock Option Plan after giving effect to the Proposed Grant. The common shares reserved for issuance upon the exercise of outstanding options under the Stock Option Plan (3,484,180 common shares), the common shares remaining available for grant under the Stock Option Plan (1,776,361 common shares), and the additional shares to be reserved for purposes of the 2013 Plan (1,250,000 common shares), represent in the aggregate 6,510,541 common shares or 9.8% of the currently issued and outstanding common shares.

The Committee and the Board as a whole believe that the current number of available common shares under the Stock Option Plan is insufficient to meet its objectives with respect to the Company’s ability to attract and retain talented individuals on a going-forward basis. The Committee and the Board believe that increasing the number of common shares available for equity incentives is necessary to allow the Company to continue to utilize equity-based compensation awards to retain and attract the services of key individuals essential to the Company’s growth and success. Equity incentives also enable participants to share in the Company’s future success. The Committee and the Board as a whole believe that having a variety of types of equity incentives, in addition to stock options, will increase the Committee’s flexibility in structuring equity incentives and increase the linkage of compensation to corporate performance, and in doing so align the interests of employees and directors with shareholders. The 2013 Plan permits the grant of a variety of stock-based awards, including restricted stock, restricted stock units, performance-based awards, stock options and stock appreciation rights.

The complete text of the 2013 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 2013 Plan is a summary of certain provisions of the 2013 Plan and is qualified in its entirety by reference to Exhibit A.

Description of the 2013 Plan

Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible for selection for participation in the Plan. The number of persons who currently hold options granted under the Stock Option Plan is approximately 120.

Administration. The 2013 Plan will be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the 2013 Plan and related agreements and generally will supervise the administration of the 2013 Plan. The Committee will determine the individuals to whom awards are made under the 2013 Plan, the type of awards, the amount of the awards and the other terms and conditions of the awards. The Committee may also accelerate any exercise date, waive or modify any restriction with respect to an award or extend any exercise period.

Types of Awards: The 2013 Plan permits the Committee to grant a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards. The Stock Option Plan only permits the grant of stock options.

Shares Reserved for the 2013 Plan. A total of 1,250,000 shares, plus any shares available for grant under the Stock Option Plan and any additional shares that become available for re-grant under the Stock Option Plan due to the cancelation or expiration of stock options, are reserved for issuance under the 2013 Plan. Only 750,000 common shares may be awarded as full value performance-based awards or other stock awards.

Duration of 2013 Plan; Amendments. The 2013 Plan will continue until all shares available for issuance under the 2013 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors has the power to suspend, terminate, modify or amend the 2013 Plan at any time, except that shareholder approval is required to add additional shares to the 2013 Plan, increase the number of shares that can be issued as full value performance-based awards or other stock awards or amend the provision prohibiting option re-pricing. Except in connection with a change in capital structure or certain transactions, however, no change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

Stock Options. The Committee may grant stock options to eligible individuals under the 2013 Plan. No employee may be granted options or stock appreciation rights for more than an aggregate of 750,000 common shares in any fiscal year. The Committee will determine the individuals to whom options will be granted, the exercise price of each option, the number of shares to be covered by each option, the period of each option, the times at which each option may be exercised, and whether each option is an Incentive Stock Option (intended to meet all of the requirements of an Incentive Stock Option as defined in Section 422 of the U.S. Internal Revenue Code (the “U.S. Code”) or a non-statutory stock option. The exercise price of each option may not be less than 100% of the fair market value of the underlying shares on the date of grant, except that if a grantee of an Incentive Stock Option at the time of grant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the underlying shares on the date of grant. For purposes of determining the exercise price of options granted under the 2013 Plan, the fair market value of the common shares will be deemed to be the closing price of the common shares as reported by NASDAQ, or such other reported value of the common shares as shall be specified by the Committee, on the date of grant. No monetary consideration will be paid to the Company upon the granting of options.

Options may be granted for varying periods established at the time of grant. Incentive Stock Options are nontransferable except in the event of the death of the holder. The Committee has discretion to allow non-statutory stock options to be transferred to immediate family members of the optionee, subject to certain limitations. Options will be exercisable in accordance with the terms of an option agreement entered into at the time of the grant. In the event of the death or other termination of an optionee’s employment with the Company, the 2013 Plan provides that, unless otherwise determined by the Committee, the optionee’s options may be exercised for specified periods thereafter (12 months in the case of termination by reason of death or disability and 30 days in the case of termination for any other reason). The 2013 Plan also provides that upon any termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

The purchase price for shares purchased pursuant to the exercise of options must be paid in cash or, with the consent of the Committee, in whole or in part in common shares. With the consent of the Committee, an optionee may request the Company to withhold shares from the exercise to cover required tax withholding or to satisfy the exercise price. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the 2013 Plan will be reduced by the number of shares issued upon exercise of the option plus the number of shares, if any, withheld upon exercise to satisfy the exercise price or required tax withholding. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the 2013 Plan.

Re-pricing Prohibition. The 2013 Plan provides that, unless shareholder approval is obtained, no stock option may be (1) amended to reduce the exercise price, or (2) canceled in exchange for cash, another award or any other consideration at a time when the exercise price of the option exceeds the fair market value of the common shares.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to eligible individuals under the 2013 Plan. SARs may, but need not, be granted in connection with an option. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of one common share over its fair market value on the date of grant (or, if granted in connection with an option, the exercise price per share under the option to which the SAR relates), multiplied by the number of shares covered by the portion of the SAR or option that is surrendered. The fair market value of the common shares on the date of exercise will be deemed to be the closing price of the common shares as reported by NASDAQ, or such other reported value of the common shares as shall be specified by the Committee, on the date of exercise, or if such date is not a trading day, then on the immediately preceding trading day. A SAR holder will not pay the Company any cash consideration upon either the grant or exercise of a SAR, except for tax withholding amounts upon exercise.

A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in common shares valued at fair market value, or in cash, or partly in stock and partly in cash, as determined by the Committee. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the 2013 Plan. Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the stock appreciation right. Cash payments for SARs will not reduce the number of shares available for awards under the 2013 Plan.

Stock Awards, including Restricted Stock and Restricted Stock Units. The Committee may grant common shares to eligible individuals as stock awards under the 2013 Plan. The Committee will determine the individuals to receive stock awards, the number of shares to be awarded, the time of the award and any consideration to be paid by the participant. Generally, no cash consideration (other than required tax withholding) will be paid by award recipients to the Company in connection with stock awards. Stock awards shall be subject to the terms, conditions and restrictions determined by the Committee. Restrictions may include restrictions concerning transferability, forfeiture of the shares issued, or such other restrictions as the Committee may determine. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not issued until after vesting conditions are satisfied. Upon the issuance of shares under a stock award, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

Performance-Based Awards. The Committee may grant performance-based awards, payable in stock or cash as determined by the Committee. All or part of the common shares subject to the awards will be earned (or cash will be paid) if performance targets established by the Committee for the period covered by the award are met and the recipient satisfies any other requirements established by the Committee. The performance targets may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges. Performance-based awards may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, awards under which shares are not issued until the performance conditions are satisfied or as cash-based awards. No recipient may be granted in any fiscal year performance-based awards under which the maximum number of shares that may be issued exceeds 275,000 shares or the maximum dollar amount that may be paid exceeds $3,000,000. The payment of a performance-based award in cash shall not reduce the number of common shares reserved for issuance under the Plan. The number of common shares reserved for issuance under the 2013 Plan will be reduced by the number of shares issued upon payment of an award. The number of shares issued pursuant to stock awards and performance-based awards that are forfeited to the Company or withheld to satisfy tax withholding obligations will become available for future grants under the 2013 Plan.

Corporate Mergers. The Committee may make awards under the 2013 Plan that have terms and conditions that vary from those specified in the Plan when such awards are granted in substitution for, or in connection with the assumption of, existing awards made by another corporation and assumed or otherwise agreed to be provided for by the Company in connection with a corporate merger or other similar transaction to which the Company or an affiliated Company is a party.

Changes in Capital Structure. The 2013 Plan provides that if the outstanding common shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for grants under the 2013 Plan and in all other share amounts set forth in the 2013 Plan.

U.S. Tax Consequences

Certain options authorized to be granted under the 2013 Plan are intended to qualify as “Incentive Stock Options” for U.S. federal income tax purposes. Under U.S. federal income tax law in effect as of the date of this Proxy Statement, an optionee will recognize no regular income upon grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an optionee exercises an Incentive Stock Option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an optionee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a “disqualifying disposition”), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an Incentive Stock Option. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent the optionee realizes ordinary income.

Certain options authorized to be granted under the 2013 Plan will be treated as non-statutory stock options for U.S. federal income tax purposes. Under U.S. federal income tax law in effect as of the date of this Proxy Statement, no income is generally realized by the grantee of a non-statutory stock option until the option is exercised. At the time of exercise of a non-statutory stock option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of a non-statutory stock option and held for the applicable capital gains holding period, the optionee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

An individual who receives stock under the 2013 Plan will generally realize ordinary income under U.S. federal tax law at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the U.S. Code. Absent an election under Section 83(b), an individual who receives shares that are not substantially vested will realize ordinary income in each year in which a portion of the shares substantially vests. The amount of ordinary income recognized in any such year will be the fair market value of the shares that substantially vest in that year less any consideration paid for the shares. The Company will generally be entitled to a deduction in the amount includable as ordinary income by the recipient at the same time or times as the recipient recognizes ordinary income with respect to the shares. The Company is required to withhold income taxes on such income if the recipient is an employee.

Section 162(m) of the U.S. Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated executive officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted. Approval of this Proposal Three will constitute approval of the per-employee limit under the 2013 Plan. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the common shares on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the 2013 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the U.S. Code if the performance-based award and the plan meet certain requirements. One of these requirements is shareholder approval of the performance criteria upon which award payouts may be based and the maximum amount payable under awards, both of which are set forth in Section 9 of the 2013 Plan. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the 2013 Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Plan Benefits

Information regarding stock options granted in fiscal 2012 to the NEOs under the Stock Option Plan is set forth in “Grants of Plan Based Awards during 2012” above. Information regarding stock options granted in fiscal 2012 to non-employee directors under the Stock Option Plan is set forth in “2012 Director Compensation” above. Stock options for a total of 620,000 shares were granted under the Stock Option Plan in fiscal 2012 to all executive officers as a group. Stock options for a total of 755,500 shares were granted under the Stock Option Plan in fiscal 2012 to employees who are not executive officers.

Equity Compensation Plan Information

The following table provides information as of December 29, 2012 with respect to our common shares that may be issued under existing equity compensation plans. This table does not include information regarding the 2013 Plan.

Number of
Securities
Remaining
	Number of		Available for
	Securities to be	Weighted-	Future Issuance
	Issued Upon	Average Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plan (Excluding
	Options,	Options,	Securities
	Warrants, and	Warrants and	Reflected in
	Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Stock Option Plan	3,687,500	$5.46	1,704,541
Employee Stock Purchase Plan	N/A	N/A	1,443,986
Warrants	850,000	4.56	-
Equity compensation plans not approved by security holders	-	-	-
Total	4,537,500	$5.29	3,148,527

Shareholder Approval

At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve the following resolution to approve the 2013 Plan:

“BE IT RESOLVED THAT:

1. the SunOpta, Inc. 2013 Stock Incentive Plan is hereby approved; and

2. any director or officer of the Company is hereby authorized to take all such steps, actions and proceedings and to sign, execute and deliver all such documents that such director or officer may, in his or her discretion, determine to be necessary or desirable in order to give full force and effect to the intent and purpose of this resolution.”

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR approval of the 2013 Plan.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this resolution constitute a majority of the total votes cast on this resolution. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote.

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PROPOSAL FOUR – APPOINTMENT AND REMUNERATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND AUDITOR

Appointment of Independent Registered Public Accounting Firm and Auditor

The Audit Committee of the Board has recommended that Deloitte LLP (“Deloitte”) be reappointed as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders. Shareholders will be asked to vote at the Meeting to appoint Deloitte as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders and to authorize the Audit Committee to fix their remuneration. Deloitte has served as our auditors since 2008. One or more representatives of Deloitte will attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte as the Company’s independent registered public accounting firm and auditor until the close of the next annual meeting of shareholders and FOR authorizing the Audit Committee to fix their remuneration. In the event that shareholders do not appoint Deloitte as the Company’s auditors at the Meeting and another accounting firm is not appointed, the Audit Committee will reconsider its recommendation and the Board will select another accounting firm to serve as the Company’s independent registered public accounting firm and auditor.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Fees Billed by Deloitte

The following table sets forth the aggregate fees billed by Deloitte for each of the last two fiscal years relating to the audit of the Company’s 2012 and 2011 consolidated financial statements and the other serviced indicated:

Fee Category	Fiscal 2012 ($)	Fiscal 2011 ($)

Audit Fees	1,860,287	2,190,678
Audit-Related Fees	73,339	36,460
Tax Fees	-	27,820
Other Fees	12,856	22,909

Total Fees	1,946,482	2,277,867

Following is a description of the nature of services comprising the fees disclosed under each category.

Audit Fees. These amounts relate to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K, annual audits of the effectiveness of the Company’s internal control over financial reporting, reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or its engagement for the indicated fiscal year, statutory audits of certain Company’s subsidiaries, and services relating to filings under the Exchange Act. The amounts noted above include out-of-pocket expenses.

Audit-Related Fees. These amounts relate to assistance on acquisitions or divestitures and other audit-related projects as well as review of regulatory filings.

Tax Fees. These amounts relate to professional services for tax compliance, tax advice and tax planning.

Other Fees: Other fees related to various miscellaneous matters including public accountability board fees, review of committee charters and other smaller matters.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has a policy for the pre-approval of audit and non-audit services that may be provided by the Company’s independent registered public accounting firm. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte prior to the engagement with the exception that management is authorized to engage Deloitte in respect of services to the extent that (a) each individual engagement is not more than $50,000, and (b) the aggregate for all engagements does not exceed $100,000. These services are subsequently approved at the next scheduled Audit Committee meeting. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by Deloitte during the fiscal year ended December 29, 2012 were approved in accordance with this policy. These services have included audit services, audit-related services, tax services and all other fees as described above.

Financial Information Systems Design and Implementation Fees

No fees were billed by Deloitte to the Company during any of the last two fiscal years for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of SunOpta assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of SunOpta’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found on SunOpta’s website at www.sunopta.com. The members of the Audit Committee are Victor Hepburn, Alan Murray, Katrina Houde and Peter Fraser, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and applicable independence requirements of the NASDAQ listing rules and National Instrument 52-110 – Audit Committees of the CSA.

The Audit Committee has reviewed and discussed SunOpta’s audited financial statements for the year ended December 29, 2012 with SunOpta’s management. The Audit Committee has discussed with Deloitte, SunOpta's independent registered public accounting firm and auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In reliance on the review and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2012, for filing with the SEC and applicable Canadian securities regulators.

This report has been submitted by Victor Hepburn, Alan Murray, Katrina Houde and Peter Fraser, all members of the Audit Committee.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that SunOpta specifically incorporates it by reference in such filing.

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PROPOSAL FIVE – ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE
OFFICERS

Background

In order to ensure an appropriate level of director accountability to the Company’s shareholders and to ensure that shareholders have an opportunity to engage with the Board of Directors about executive compensation matters, the Company has had a policy since early 2010 to seek an advisory vote on an annual basis from shareholders on the Company’s executive compensation practices. Shareholders have previously voted on an advisory basis for the Company to hold an Advisory Vote on Compensation of Named Executive Officers on an annual basis. The Board understands that our shareholders have a meaningful interest in our executive compensation policies, and believes that shareholders should have the opportunity to fully understand the objectives, philosophy and principles the Board has used to make executive compensation decisions. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, now mandates that the Company enable shareholders to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (referred to in this Proxy Statement as the NEOs).

Discussion and Resolution

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” the

Company’s executive compensation objectives are to (a) attract and retain key executive officers who contribute to the Company’s long-term success, (b) align the executive officers’ interests with the interests of shareholders, (c) promote an ownership mentality among key leadership and the Board, (d) enhance the overall performance of the Company and (e) recognize and reward individual performance and responsibility. Please read the “Compensation Discussion and Analysis” under “Executive Compensation” for additional details about the Company’s executive compensation programs, including information about the compensation of the NEOs for the fiscal year ended December 29, 2012.

In accordance with Company policy and Section 14A of the Exchange Act, we are asking shareholders to indicate their support for the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the NEOs’ compensation. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2013 Annual and Special Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and other related tables and narrative discussion under the Executive Compensation caption.”

The “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the advisory resolution regarding the compensation of the Company’s NEOs.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this proposal constitute a majority of the total votes cast on this proposal. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Alan Murray - Chair
Victor Hepburn
Katrina Houde

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes, among other things, the key principles and approaches used to determine material elements of compensation awarded to, earned by and/or paid to our Chief Executive Officer, Chief Financial Officer, three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers on December 29, 2012, as well as the Company’s former Vice President and Chief Operating Officer (referred to in this Proxy Statement as the “NEOs”). This discussion addresses our compensation policies for the fiscal year ended December 29, 2012 as they affected the NEOs, and should be read in conjunction with the tables set forth in this “Executive Compensation” section.

The Composition and Role of Our Compensation Committee

The Compensation Committee consists entirely of non-employee directors, within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “independent directors” within the meaning of NASDAQ listing rules and National Policy 58-201 – Corporate Governance Guidelines of the CSA. As per the SunOpta Inc. Compensation Committee Charter, the Compensation Committee of the Board of Directors is responsible for determining salaries and incentive compensation for officers, including the NEOs, and administering the Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee is also responsible for reviewing the Company’s leadership programs, human resources policies and procedures and diversity programs and metrics. The Compensation Committee delegates authority for expense authorization, administrative matters and various follow-up and miscellaneous items to senior management of the Company.

The Compensation Committee assesses and determines the level of compensation for the Chief Executive Officer. Our Chief Executive Officer assesses and recommends to the Compensation Committee compensation levels for the other executive officers based on the performance of the business and/or certain business units, third party compensation data, external and internal equity, changes in responsibility and the individual’s overall contribution to the Company’s success. These recommendations are submitted to the Compensation Committee for decision and final approval. The Chief Executive Officer plays an administrative role in setting director compensation. He assists the Board in selecting and working with advisors who provide guidance and comparable market data with regards to director’s compensation levels and practices. The Board has ultimate responsibility and authority for approving and setting director compensation levels and practices.

Compensation Overview Philosophy and Objectives

Our executive compensation philosophy and the policies that support it are intended to reward our executives for long-term strategic management and their efforts to enhance shareholder value, and support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies.

The objectives of our executive compensation program are to:

  attract and retain key executive officers critical to our long-term success;
  align the executive officers’ interests with the interests of shareholders, through long-term and annual incentives and opportunities for long-term value creation;
  promote an ownership mentality among key leadership and the Board of Directors;
  enhance the overall performance of the Company; and
  recognize and reward individual performance and responsibility.

We also understand that our shareholders have a meaningful interest in our executive compensation practices and believe that our shareholders should have the opportunity to fully understand the objectives, philosophy and principles the Board has used to make executive compensation decisions. As a result, in early 2010, the Compensation Committee adopted a “say on pay” policy intended to seek the advice of shareholders by offering them an opportunity to cast an advisory vote on the compensation of the Company’s NEOs.

The Compensation Committee believes that the Company’s executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our executive officers to take unnecessary risks in managing their respective business units or functions. As discussed below, a meaningful portion of our executive officers’ compensation is performance-based. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance that represents interim outcomes towards the long-term success of our Company. We specifically evaluate our annual performance goals to ensure avoidance of risk-taking that focuses excessively on short-term profits at the sacrifice of the long-term health of our Company. Likewise, we use long-term equity incentive awards that we believe provide the appropriate link to long-term shareholder interests through their link to our stock price and multi-year vesting requirements. The primary equity vehicle used has been stock options in order to align executives with stock price appreciation. In combination, the Compensation Committee believes that the various elements of our executive compensation program sufficiently tie our executives’ compensation opportunities to our focus on sustained long-term growth and performance.

The two charts below illustrate our general total compensation philosophy, and its application to our NEOs, with primary emphasis on long-term pay for performance:

  Illustration of fixed versus variable compensation, assuming targeted annual incentive payouts (2012 Target Compensation).
  Illustration of fixed versus variable compensation, based on actual incentive payouts for 2012 performance – paid in 2013 (2012 Actual Compensation).

The charts below indicate our preference for total compensation to reflect approximately 60% of pay linked to performance versus 40% for modest fixed compensation. The company generally provides long-term incentive opportunities at twice that of annual incentives, in order to reward primarily for the creation of long-term shareholder value. Combined with our current stock ownership guidelines, we believe that our compensation program places the appropriate emphasis on recruitment/retention considerations; incentive pay tied to annual operating performance; and long-term incentives with both downside risk and upside potential aligned with the interests of our shareholders.

2012 Target Compensation

	Fixed Compensation as a % of Total Compensation		Variable Compensation as a % of Total Compensation
Named Executive Officer	Base Salary	Benefits and Other Compensation	Annual Incentives	LTI – Stock Options
Chief Executive Officer	35%	5%	21%	39%
Other NEOs (average)	40%	3%	19%	38%

2012 Actual Compensation

	Fixed Compensation as a % of Total Compensation		Variable Compensation as a % of Total Compensation
Named Executive Officer	Base Salary	Benefits and Other Compensation	Annual Incentives	LTI - Stock Options
Chief Executive Officer	41%	7%	6%	46%
Other NEOs (average)	44%	4%	9%	43%

The table below shows target total compensation for SunOpta’s NEOs relative to the 50th percentile of actual total compensation for comparable executives in the peer group of companies, as discussed later in this section. SunOpta’s 2012 Target Total Direct Compensation represents the sum of 2012 base salary, target annual incentive awards and stock option grants and 2012 Target Total Compensation includes these amounts plus all other compensation.

Title	2012 Base Salary	% of Peer 50th %ile	2012 Target Total Cash Compensation	% of Peer 50th %ile	2012 Target Total Direct Compensation	% of Peer 50th %ile	2012 Target Total Compensation	% of Peer 50th %ile
Chief Executive Officer	$476,538	66%	$762,461	68%	$1,294,841	88%	$1,371,398	82%
Other NEOs (average)	$365,807	89%	$539,717	88%	$925,929	91%	$963,717	90%

Overview of Executive Total Compensation Program

Our executive compensation program generally consists of base salary, annual short-term cash incentive compensation (annual bonuses), long-term incentive compensation in the form of stock options and discretionary bonuses in limited circumstances. Our executive officers also participate in benefit programs that are generally available to all our employees, including medical benefits, the Stock Option Plan, the Employee Stock Purchase Plan and a registered retirement savings plan (RRSP) or 401(k) plan and will participate in the 2013 Plan, if approved. The following chart outlines the primary elements of our executive compensation program. Our executive total compensation program is targeted at 50th percentile peer group levels, and is administered in a manner intended to provide above 50th percentile pay for outstanding performance, and below 50th percentile performance for less than expected performance. The table below summarizes our current approach to total compensation, and the individual components.

Component	Definition	Comments
Base Salary	Annualized base salary

Based on external benchmarks for the specific position and performance in the position; is generally targeted to make up 30% to 60% of total direct compensation to NEOs. The base salary of executive officers including NEOs is reviewed on an annual basis and approved by the Compensation Committee.

Short Term Incentive (Annual Bonus)	An annual cash reward (annual bonus) paid to executives based on specific financial metrics. Fiscal 2012 metrics include consolidated net income, return on equity and group return on net assets.

Rewards the achievement of the Company’s annual fiscal targets chosen to have the greatest impact on shareholder value; is generally targeted to make up 20% to 30% of total direct compensation to NEOs. The specific metrics are reviewed on an annual basis and approved by the Compensation Committee.

Component	Definition	Comments
Discretionary Bonus	A cash bonus awarded at the discretion of the Compensation Committee for the successful completion of a strategic objective or project.

These bonuses are customarily related to special initiatives or extraordinary events that are not always based on formula or quantitative metrics but are significant to the strategic direction of the Company or in the best interest of long-term shareholder value. Discretionary bonuses could be awarded in connection with acquisitions or divestitures, restructuring plans, cost reduction plans or major projects. The Compensation Committee exercises cautious discretion in determining the amount of these bonuses, which are generally in the range of 5% to 35% of the recipient’s base salary. The Compensation Committee does not view discretionary bonuses as a core and recurring component of its total compensation approach, but rather an occasional tool to reward performance in exceptional instances.

Long Term Incentive (LTI)

Long-term incentives are granted to provide value over a multi-year period while aligning the interests of executives with the shareholders. The Company presently uses stock options as LTI. However, we are considering use of other vehicles, subject to approval of the 2013 Plan described under “Proposal Three –2013 Stock Incentive Plan”.

Aligns the executive officers’ interests with the shareholders’ interests and rewards the executives over a longer period of time in line with shareholder value; is generally targeted to make up 30% to 50% of total direct compensation to NEOs.

Total Direct Compensation	The sum of base salary, annual bonus, discretionary bonus and LTI.	A commonly used measure of comparative value.
Other Compensation

Any other compensation paid to the executive other than those listed above and include our 401(k) or registered retirement savings plan matches, taxable automobile benefits, health care benefits and other benefits.

These are necessary to be competitive in the marketplace and are generally provided as part of a broad-based set of employee benefit plans.
Stock Ownership Guidelines	3x salary for Chief Executive Officer 2x salary for other NEOs If guidelines are not met within five years, 50% of the annual bonus is paid in stock	Furthers alignment with shareholders, by requiring mandatory executive holdings, and providing both upside opportunities and downside risk.

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Executive Compensation Peer Group and Use of Compensation Consultants

All compensation decisions are determined following a review of many factors that we believe are relevant, including third-party compensation data, our achievements over the past year, the individual’s contributions to our success, any significant changes in role or responsibility and the internal equity of compensation relationships.

In general, we intend that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executive officers with corresponding responsibilities in comparable industries providing similar products and services. In setting total compensation, we target a mix of base salary, short-term incentives and long-term incentives and retain the flexibility to adjust this mix and compensation levels based on actual performance as well as changes in the market. To the extent determined to be appropriate, we also consider general economic conditions, our financial performance, including corporate net income, return on equity and return on net assets, and individual merit in setting compensation policies for our executive officers.

Effective in 2012, the Compensation Committee retained the services of Grant Thornton LLP (“Grant Thornton”) as its independent executive compensation consultant. We retained Grant Thornton in order to gain perspective on emerging trends, issues, pay levels, and design at peer group organizations. Grant Thornton was also retained to assess the current compensation philosophy, and no changes were made. The Compensation Committee has reviewed the independence of Grant Thornton, and have determined that Grant Thornton is independent considering that its work is at the direction of the Compensation Committee, the Compensation Committee has specific authority in managing all work by Grant Thornton, and any interaction between Grant Thornton and management is at the direction of the Compensation Committee. The Compensation Committee periodically meets with Grant Thornton without management being present. For 2012, the total fees charged by Grant Thornton totaled $35,000. In 2012, Grant Thornton was in attendance at three Compensation Committee meetings telephonically.

The Compensation Committee takes steps to monitor and manage the independence of its compensation consultant and annually reviews the role of the compensation consultant. As a result of the policies and procedures in place with respect to the compensation consultant, the Compensation Committee believes that the compensation consultant is able to provide candid, direct and objective advice to the Compensation Committee that is not influenced by management or any other services provided to us by Grant Thornton. As a result, the Compensation Committee believes that Grant Thornton is fully independent for purposes of serving as the Compensation Committee’s compensation consultant.

Notwithstanding the foregoing, Grant Thornton is a full service public accounting and consulting firm, and we have from time to time engaged a unit of Grant Thornton, which is separate and distinct from the unit thereof providing compensation consulting services to the Compensation Committee, to provide certain services to the Company, namely, tax services. Management of the Company believes that the unit of Grant Thornton is exceptionally qualified to provide such services. Neither the primary compensation advisor nor any member of the compensation consulting advisory team participates in any of these other services provided to us. Instead, with full knowledge of the Compensation Committee, in and for 2012, the tax management function for the Company engaged a distinct unit of Grant Thornton to provide these consulting services to us. Grant Thornton provides the Compensation Committee with an annual update on its services and related fees, and the Compensation Committee determines whether the compensation consulting services can be performed objectively and free from the influence of management. The Compensation Committee has determined that the provision of these separate services did not result in a conflict of interest, or otherwise impair the independence, of Grant Thornton to provide compensation consulting services to the Compensation Committee.

The Compensation Committee has worked with Grant Thornton to provide perspective specifically regarding potential improvements to its executive compensation program that will enhance and optimize the relationship between pay and performance.

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Grant Thornton and the Compensation Committee used the following peer group companies for comparability purposes:

Peer Organization	Industry	Total Revenues	Total Assets	Market Capitalization
Sanderson Farms, Inc.	Packaged Foods & Meats	$2,386,105,000	$896,453,000	$1,157,812,900
Cott Corp.	Soft Drinks	$2,334,600,000	$1,508,900,000	$895,533,700
Treehouse Foods, Inc.	Packaged Foods & Meats	$2,049,985,000	$2,404,529,000	$2,124,205,400
Darling International, Inc.	Agricultural Products	$1,797,249,000	$1,417,030,000	$1,960,820,600
Monster Beverage Corp.	Soft Drinks	$1,703,230,000	$1,362,399,000	$8,502,635,100
Snyder's-Lance, Inc.	Packaged Foods & Meats	$1,635,036,000	$1,466,790,000	$1,729,863,700
Coca-Cola Bottling Co.	Soft Drinks	$1,561,239,000	$1,361,170,000	$597,338,000
Hain Celestial Group, Inc.	Packaged Foods & Meats	$1,378,247,000	$1,673,593,000	$2,512,394,600
Seneca Foods Corp.	Packaged Foods & Meats	$1,261,821,000	$738,036,000	$335,541,200
Lancaster Colony Corp.	Packaged Foods & Meats	$1,131,359,000	$682,635,000	$1,989,478,900
Cal-Maine Foods, Inc.	Packaged Foods & Meats	$1,113,116,000	$726,316,000	$958,756,200
Diamond Foods, Inc.	Packaged Foods & Meats	$981,418,000	$1,299,349,000	$336,811,500
J & J Snack Foods Corp.	Packaged Foods & Meats	$830,796,000	$603,044,000	$1,297,717,500
Central European Distribution Corp.	Distillers & Vintners	$829,566,000	$2,016,718,000	$48,048,000
Sanfilippo John B & Son	Packaged Foods & Meats	$700,575,000	$371,727,000	$202,895,000
Calavo Growers, Inc.	Packaged Foods & Meats	$551,119,000	$207,891,000	$414,923,800
B & G Foods, Inc.	Packaged Foods & Meats	$543,866,000	$1,132,923,000	$1,536,358,000
Tootsie Roll Industries, Inc.	Packaged Foods & Meats	$532,505,000	$857,856,000	$1,630,728,900
Boston Beer Company	Brewers	$513,000,000	$272,488,000	$1,998,003,600
Farmer Bros. Co.	Packaged Foods & Meats	$495,442,000	$255,359,000	$213,916,800

25th Percentile	$663,211,000	$662,737,250	$395,395,725
Average	$1,216,513,700	$1,062,760,300	$1,522,189,170
Median	$1,122,237,500	$1,014,688,000	$1,227,765,200
75th Percentile	$1,652,084,500	$1,429,470,000	$1,967,985,175
90th Percentile	$2,078,446,500	$1,707,905,500	$2,163,024,320

	Industry	Total Revenues	Total Assets	Market Capitalization
SunOpta	Packaged Foods & Meats	$1,082,076,000	$631,503,000	$454,588,000

Grant Thornton advised the Compensation Committee that the above food and beverage peer group represents a best practice peer group for executive compensation purposes, given comparability of peers to SunOpta based on the following factors: industry, revenue, market capitalization, and assets.

Base Salary

The base salary is designed to be a secure base of compensation sufficient enough to attract and retain a high caliber talented individual for a specific role. The base salary is targeted at the 50th percentile of the peer group, with any positioning below or above the target based on experience, performance, and/or special recruitment/retention considerations.

The Compensation Committee determines the base salary for the Chief Executive Officer, and any adjustment is effective as of the first pay period of the second quarter of each fiscal year. The Chief Executive Officer recommends the base salary for executive officers to the Compensation Committee based on the above stated factors, with the Compensation Committee having ultimate approval authority.

For fiscal 2012, compensation for executive officers was assessed based on a review of executive officers with comparable qualifications, experience and responsibilities at the peer group of companies, as well as current economic factors impacting the market. Base compensation was also assessed in light of a particular individual’s contribution as a whole, including the ability to motivate others, develop the necessary skills to grow, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and improve shareholder value.

Mr. Bromley’s base salary increased in 2012 to $486,000 (CDN $486,000), an increase of 9.2%. Mr. McKeracher’s base salary increased in 2012 to $307,500 (CDN $307,500), an increase of 7.0%. Mr. Ruelle’s base salary in 2012 was increased from $285,000 to $305,000, an increase of 7.0%. These increases were based on a combination of organizational performance improvement, individual performance in their respective positions, and to position their salaries closer to (although still below) the 50th percentile of the peer group. These increases were effective March 25, 2012.

Mr. Routh’s base salary in 2012 increased to $362,500, an increase of 3.6%. This increase reflects his job performance and takes into account that the existing salary was in close proximity to the 50th percentile.

Mr. Jacobs joined SunOpta effective August 1, 2012, and his salary was set at $500,000 (CDN $500,000), which positions his salary at approximately the 50th percentile for comparable positions at the peer group companies. Mr. Jacob’s salary for 2012 was 5/12ths of the annual salary, given that he provided five months of service to the Company.

No changes were made to Mr. Tavares’ base salary in 2012, due to his departure from the Company effective July 31, 2012.

Short-Term Incentives

General. Short-term incentives for executives and management are provided through annual bonus plans based on the performance of the business. The annual short-term incentive target is established by the Compensation Committee for each executive officer based on comparative data for the peer group and is reviewed annually to ensure structure and metrics are optimally tied to the strategic objectives of SunOpta. Objectives for the Chief Executive Officer are established by the Compensation Committee. Objectives and targets established for executive officers other than the Chief Executive Officer are established by the Compensation Committee, taking into account the recommendations of the Chief Executive Officer. The objective of our short-term incentive is to align the behavior of executives and management with the overall strategy of the business and shareholder interests.

For fiscal 2012, eligible executives received an annual bonus based on a combination of the following performance components:

  consolidated net income;
  consolidated return on equity (“ROE”); and
  consolidated return on net assets and/or operating group return on net assets (“Group RONA”).

The three metrics chosen align well to what we believe is important to shareholders both in the current year as well as future years. 50% of the bonus plan for executive officers was based on consolidated net income and ROE and 50% is based on the weighted achievement of Group RONA targets.

ROE is calculated by dividing consolidated net income by average shareholders’ equity. Average shareholders’ equity is calculated as an average of fiscal 2012 monthly closing balances.

RONA is calculated by taking the sum of operating income plus items of other income and expense incurred in the normal course of business, and dividing it by the average net assets within the defined group. Average Net Assets is defined as total assets, excluding cash and intercompany receivables, less total liabilities, excluding intercompany and external debt, calculated as an average of fiscal 2012 monthly closing balances.

The specific weighting to operating groups is intended to ensure that proper attention is given to all operations within SunOpta. The maximum bonus cannot be achieved by only one or two groups having above average performance years, yet a certain amount of the bonus would be payable if one or two groups have significantly below average years and the other groups perform to or beyond expectation. This approach provides a balanced approach to bonus payouts by eliminating significant peaks and valleys which are possible with 100% based on consolidated results. For group presidents and other executives within operating groups, 80% of their bonus is weighted to Group RONA for the group they control and 20% is linked to consolidated net income of SunOpta.

The target bonuses, as a percentage of salary, for our NEOs remained the same for 2012, compared with 2011, and were positioned intentionally at levels below the 50th percentile in the peer group, given our emphasis on long-term incentive compensation:

Title	SunOpta Target Annual Bonus	Peer 50th Percentile Target Annual Bonus
Chief Executive Officer (Bromley)	60%	95%
Vice President and Chief Financial Officer (McKeracher)	50%	69%
President and Chief Operating Officer (Jacobs)	50%	82%
Vice President and Chief Administrative Officer (Ruelle)	50%	65%
President, SunOpta Grains and Foods Group (Routh)	40%	66%

Awards for Messrs. Bromley, McKeracher, Jacobs and Ruelle were based 25% on achieving consolidated net income targets, 25% on achieving ROE targets and 50% on achieving Group RONA targets. Mr. Routh’s target bonus was based 20% on achieving consolidated net income targets and 80% on achieving Grains and Foods Group RONA targets.

Mr. Tavares’ award opportunity remained the same as 2011 (target 50% of salary). However, Mr. Tavares was not eligible to receive an award under the plan, due to his departure from the Company effective July 31, 2012.

The following table summarizes the performance components upon which each NEO’s short-term incentive opportunity is based and the corresponding weightings for such components. Although all metrics are strategically important, the weights reflect perspective on the relative importance for the organization and specific executive performance. All performance components have a minimum threshold of above 90% of the related performance target. If performance is 90% of the performance target or below, no incentive will be paid for that specific performance component. Incentive payouts begin to accrue at the first dollar of achievement over 90% of the applicable performance target, are paid 100% at performance target levels and can achieve up to 200% based on 200% of performance target levels.

Named Executive Officer	Target Incentive Award ($)	Maximum Incentive Award ($)	Performance Components	Weightings
Steven Bromley(1)	291,600	583,200	Consolidated net income Consolidated ROE Group RONA	25% 25% 50%
Robert McKeracher(1)	153,750	307,500	Consolidated net income Consolidated ROE Group RONA	25% 25% 50%
Hendrik Jacobs (1)(2)	250,000	500,000	Consolidated net income Consolidated ROE Group RONA	25% 25% 50%
Tony Tavares(3)	220,000	440,000	Consolidated net income Consolidated ROE Group RONA	25% 25% 50%
John Ruelle	152,500	305,000	Consolidated net income Consolidated ROE Group RONA	25% 25% 50%
Allan Routh	145,000	290,000	Consolidated net income Grains and Foods Group RONA	20% 80%

(1)	Paid in Canadian dollars. Awards have been converted to U.S. dollars using the average exchange rate for the year of $1.00 Canadian = $1.00 U.S.
(2)	Mr. Jacobs joined SunOpta on August 1, 2012 and was eligible for a prorated bonus from his date of hire.
(3)	As Mr. Tavares, our former Vice President and Chief Operating Officer, left the Company prior to the end of the fiscal year, he did not receive an annual bonus.

Performance Targets. The performance targets for the 2012 fiscal year for each of the three performance components (i.e. consolidated net income, consolidated ROE and Group RONA), and a description of the level of achievement of such performance targets, are set forth below. As a matter of practice, the Compensation Committee sets an initial performance target for each performance component and these targets are adjusted by the Compensation Committee for acquisitions/divestitures that occur throughout the year. The targets are also evaluated by the Compensation Committee at the end of the year to determine whether the targets need to be adjusted due to any other extraordinary transactions during the year.

Consolidated Net Income and Consolidated Return on Equity. The following table sets forth the consolidated net income and ROE weighting, targets, achievement and preliminary payout percentage for the corporate bonus.

	Weighting	Target	Actual	Achievement	Payout
Net Income (in thousands of US dollars)	25.00%	$27,446	$24,224	0	0%
Average Equity (in thousands of US dollars)		$316,979	$313,759
Consolidated ROE	25.00%	8.66%	7.73%	0	0%

Group RONA. The following table sets forth each Groups RONA budget and actual Group RONA achievement for each group as well as each group’s contribution to the aggregate Group RONA weighting for corporate bonus targets.

Group	Group RONA Target	Group RONA Actual	Achievement	Percentage of Group RONA Weighting	Corporate Achievement
Grains and Foods	14.8%	17.9%	120.7%	17.0%	20.5%
Ingredients (Fiber)	17.5%	6.2%	0%	5.0%	0.0%
Ingredients (Fruit)	35.2%	5.3%	0%	3.0%	0.0%
Frozen Foods	3.3%	3.5%	106.6%	3.0%	3.0%
Healthy Snacks	16.3%	2.7%	0%	4.0%	0.0%
Food Solutions	3.7%	-18.4%	0%	5.0%	0.0%
The Organic Corporation	10.1%	8.2%	0%	7.0%	0.0%
Natural Health Products (1)	8.4%	n/a	n/a	2.0%	2.0%
Opta Minerals Inc.	14.2%	9.0%	0%	4.0%	0.0%
Consolidated Weighting				50.0%	25.5%

(1)	On June 5, 2012, we completed the sale of our Canadian Natural Health Products distribution business.

Corporate Payout Summary. All of the NEOs, with the exception of Mr. Routh, receive their short-term incentive compensation based on the corporate bonus plan.

The corporate bonus payout approved by the Compensation Committee was 25.5% for the 2012 fiscal year, as summarized below:

Parameter	Percentage of Bonus	Achievement	Payout
Consolidated net income	25.0%	0.0%	0.0%
Consolidated ROE	25.0%	0.0%	0.0%
Group RONA	50.0%	25.5%	25.5%
Total corporate bonus payout approved by the Compensation Committee			25.5%

Group Payout Overview. Mr. Routh’s short term incentive compensation is based 80% on the RONA of the Grains and Foods Group and 20% on consolidated net income of SunOpta as shown below. Other non-NEO, officers and management receive their bonus based 80% on their Group RONA and 20% of adjusted consolidated net income, as detailed below.

Group	Group Achievement (as above)	80% Weighting	Consolidated Net Income Achievement	20% Weighting	Payout
Grains and Foods	120.7%	96.6%	0.0%	0.0%	96.6%
Frozen Foods	106.6%	85.3%	0.0%	0.0%	85.3%

Clawback. In the event of material non-compliance with any financial reporting requirements that leads to an accounting restatement, the Company has established authority as part of the short-term incentive plan to recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, which would not have been awarded under the restated financial statements.

Discretionary Bonuses

Discretionary bonuses constitute an important, albeit seldom used, component of the SunOpta compensation philosophy by rewarding successful completion of strategic objectives, significant projects or extraordinary efforts. Discretionary bonuses may be awarded in connection with acquisitions or divestitures of businesses, a significant reorganization, a significant cost reduction or cost savings plan or the completion of a significant strategic project. Given the nature of these initiatives, the Compensation Committee may not always utilize specific quantitative metrics in determining the bonus payment, if any, to an executive. These bonuses are paid on rare and exceptional occasions for significant strategic objectives and generally have been in the range of 5% to 35% of annual base salary. The amounts of discretionary bonuses are intended to be commensurate with the efforts of the executive and the overall benefit to the Company.

No discretionary bonuses were awarded or paid for fiscal 2012.

Long-Term Incentives

Long-term incentives for executive officers and key employees in 2012 were provided through the Stock Option Plan. The objectives of this plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, to enable executives to develop and maintain a long-term ownership position in our common shares, to attract, retain and motivate qualified employees, directors, officers and consultants in order to achieve the Company’s long-term growth and profitability objectives, to provide competitive levels of remuneration and to recognize individual initiatives and achievements. Stock options are usually granted annually to our executive officers and certain key employees. In selecting executives eligible to receive stock options and determining the amount and frequency of such grants, the Compensation Committee evaluates a variety of factors, including the following:

  the job level of the employee;
  the grant date fair value of stock option grants and other equity awards provided by peer group companies to employees at comparable job levels;
  past, current and prospective service rendered, or to be rendered, by the applicable employee;
  historical grants to the applicable employee;
  recruitment considerations, as in the instance of Mr. Jacobs, and retention considerations of all current employees; and
  significant promotions especially to a Vice President or executive officer position.

Long-term incentives are awarded annually by the Compensation Committee at the Board of Directors meeting following the annual salary review and as part of the annual compensation analysis or at other times throughout the year if deemed appropriate by the Compensation Committee. The long-term incentive awards to executive officers other than the Chief Executive Officer are based on recommendations by the Chief Executive Officer. The long-term incentives are in the form of stock options. Options granted in fiscal 2012 vest over a five-year period with 20% of the total grant vesting annually on the anniversary date of the original grant and expiring on the tenth anniversary of the grant date.

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The following table provides SunOpta grant date fair value for options in 2011 and 2012, as well as peer group long-term incentive values for each NEO:

Title	2011 Fair Value for Stock Options	2012 Fair Value for Stock Options	Peer Group 50th Percentile LTI Grants (3-Yr Avg.)
Chief Executive Officer (Bromley)	$958,240	$532,380	$937,000
Vice President and Chief Financial Officer (McKeracher)	$185,188	$248,444	$641,000
President and Chief Operating Officer (Jacobs)	N/A	$764,025	$789,000
Vice President and Chief Administrative Officer (Ruelle)	$185,188	$248,444	$712,000
President, SunOpta Grains and Foods Group (Routh)	$147,365	$283,936	$566,000

Note that we rely on peer group three-year average grant levels, in addition to reported peer group LTI target level grants (if any), as our primary market comparisons for long-term incentive opportunities in the peer group. We believe a three-year market perspective ensures that our grant practices are not impacted by year over year volatility in peer group grant practices.

In 2012, the stock option grant for Mr. Bromley was intended to provide a grant that was market competitive, but lower than in 2011 based on the performance of the Company in 2011 versus 2010.

2012 grant values were higher for Mr. McKeracher, Mr. Routh, and Mr. Ruelle, in comparison to 2011, based on performance, and to make progress towards providing 50th percentile long-term incentive opportunities (and 50th percentile total compensation in general).

Grant levels for Mr. Jacobs were positioned close to the 50th percentile in 2012, as part of the overall total compensation package that allowed SunOpta to recruit Mr. Jacobs.

Mr. Tavares received a grant of options in 2011, with grant date fair value of $226,715, but did not receive a grant in 2012, as he had left SunOpta prior to the grant date.

Other Compensation

Our executive officers are eligible to receive the same level of benefits that we make available to other employees, including:

  Group health benefits, which includes medical, dental, vision and prescription drug coverage, group life insurance and short-term and long-term disability plans; and
  Retirement benefits in the form of a 401(k) plan for U.S. employees and a Registered Retirement Savings Plan match for Canadian employees and a defined benefit pension plan for certain European employees.

In addition, from time to time executive officers receive additional perquisites that are not generally available to other employees, including automobile benefits and club memberships. For additional information regarding other compensation during the most recently completed fiscal year, see the “All Other Compensation” column in the Summary Compensation Table below. We take a conservative approach to other compensation, given our preference for pay for performance.

Summary of 2013 Executive Compensation Planning

For 2013, the Company does not anticipate significant changes from its executive compensation philosophy and approach discussed above. However, we will continue to consider potential refinements for 2013 including:

  Salary: Executive salaries have been evaluated for 2013. Our approach is consistent with 2012. Executives will generally receive modest salary adjustments to the extent positioned comparable to the 50th percentile and supported by performance. Certain executives who lag the 50th percentile significantly will receive market adjustments, in addition to merit adjustments, to make progress towards the 50th percentile. We expect that none of these executives will receive adjustments that move them entirely to the 50th percentile.
  Short-Term Incentives: Short-term target and maximum incentive opportunities will remain similar to 2012. Additionally, the general weighting and performance measure categories will remain the same. However, certain executives will be eligible to earn up to 200% of target for their performance if performance is achieved at 150% of budget targets. When establishing performance outcomes, we conduct sensitivity analysis to ensure all performance goals are set at stretch levels of performance. Specifically, we test goals to ensure that the challenge of a target goal represents a level of performance that has 60% probability of achievement, a maximum goal representing 10% probability of achievement, and a minimum goal at 90% of achievement. Generally, 50% of the short-term incentive plan for corporate executives will be based on consolidated net income and ROE and 50% will be based on the weighted achievement of group RONA targets for all executive compensation. In 2013, however, the RONA metric for NEOs will be modified to provide awards based on consolidated RONA.
  Long-Term Incentive Plan: As described under “Proposal Three – 2013 Stock Incentive Plan”, we are requesting approval of the 2013 Plan. During 2013, we are evaluating opportunities to refine our long-term incentive approach to incorporate elements such as performance shares, stock awards, and other vehicles, with the intent of considering a portfolio approach to long-term incentive compensation that could potentially further align our executive compensation program with the interests of our shareholders, while taking into account dilution factors. We expect to continue use of stock options as our primary long-term incentive plan vehicle for 2013, with a potential refined strategy for implementation in 2014.
  All Other Compensation (excluding LTI): Our practice in this area will remain conservative, and at levels consistent with 2012.

Results of 2012 “Say-on-Pay” Vote

SunOpta provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation. At our 2012 annual meeting 90.3% of the votes cast were voted for approval of the compensation of our NEOs. The Compensation Committee believes that the results of this vote affirmed shareholders’ support of SunOpta’s approach to executive compensation, and therefore we have not substantially changed our approach to executive compensation in fiscal 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive team.

2012 Say on Pay Vote
For	38,299,778
Against	4,122,117
Abstain	134,798
Total	42,556,693

Limitations on Deductions

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to our chief executive officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) to $1,000,000 per year, but contains an exception for certain performance-based compensation. For the fiscal year ended December 29, 2012, grants of stock options under the Stock Option Plan satisfy the requirements for deductible compensation for employees residing in the United States. While our general policy is to preserve the deductibility of most compensation paid to executive officers, we may authorize payments that may not be deductible if we believe they are in the best interests of the Company and its shareholders.

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Compensation of Named Executive Officers

The following tables set forth remuneration paid by the Company and its subsidiaries during the last three years ended December 29, 2012, December 31, 2011 and January 1, 2011 to the NEOs.

Summary Compensation Table

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal		Salary		Awards ($)	Compensation	Compensation
Position	Year	($)	Bonus ($)	(1)	($)(2)	($)(3)	Total ($)
Steven Bromley (4)	2012	476,538	-	532,380	74,358	76,557	1,159,833
Director and
Chief Executive Officer	2011	445,751	-	958,240	33,966	157,547	1,595,504

	2010	421,569	147,059 (5)	166,620	334,135	75,422	1,144,805
Robert McKeracher (4) (6)	2012	302,885	-	248,444	39,206	33,140	623,675
Vice President and
Chief Financial Officer	2011	208,985	-	185,188	13,271	24,025	431,469

	2010	171,569	-	22,160	67,529	20,815	282,073
Hendrik Jacobs (4) (7)	2012	207,692	-	764,025	26,481	70,601	1,068,799
President and
Chief Operating Officer
Tony Tavares (4)(7)(8)	2012	253,846	-	-	-	463,005	716,851
Former Vice President and
Chief Operating Officer	2011	440,700	-	226,715	27,984	33,566	728,965

	2010	410,539	-	166,620	271,161	32,520	880,840
John Ruelle (6)	2012	300,612	-	248,444	38,977	37,809	625,753
Vice President and
Chief Administrative Officer	2011	212,538	-	185,188	-	13,330	411,056

	2010	186,606	-	27,700	49,275	16,445	280,026
Allan Routh	2012	359,730	-	283,936	140,070	9,603	793,339
Director and
President, SunOpta	2011	324,375	-	147,365	-	13,366	485,106
Grains and Foods Group
	2010	270,026	-	76,368	140,096	9,710	496,200

(1)

Consists of the aggregate grant date fair value of stock options granted to our NEOs under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options. For additional information on our long-term equity incentive awards, see “—Compensation Discussion and Analysis—Long Term Incentives.”

(2)

Consists of payments awarded to our NEOs under our short-term incentive annual bonus plan. These amounts were earned in the years indicated and paid in the following April. For additional information on our short- term incentive annual bonus plans, see “—Compensation Discussion and Analysis—Short Term Incentives.”

(3)

Represents taxable benefits, life insurance and critical illness benefits, retirement savings contributions, taxable automobile benefits, club membership benefits. Amounts also include (a) for Mr. Bromley, director fees and options received as compensation for serving as a director of Opta Minerals Inc., a subsidiary of the Company; and (b) for Mr. Tavares, consideration as described below under (8). See table below.

(4)

These officers are paid in Canadian dollars. The compensation has been converted to U.S. dollars using the average annual exchange rate applicable for each year. For 2012, 2011 and 2010 these rates were 1.000, 0.989 and 1.020 Canadian dollar for each U.S. dollar, respectively.

(5)

Reflects a discretionary bonus awarded to Mr. Bromley in recognition of his leadership in the completion of two strategically significant divestitures in 2010. For additional information on our discretionary bonuses, see “—Compensation Discussion and Analysis –Discretionary Bonuses”.

(6)	Mr. McKeracher was appointed Chief Financial Officer of the Company on October 1, 2011, and Mr. Ruelle was appointed Chief Administrative Officer of the Company on October 12, 2011.
(7)	Mr. Jacobs commenced employment as President and Chief Operating Officer effective August 1, 2012. Mr. Tavares left his position as Vice President and Chief Operating Officer effective July 31, 2012.
(8)

Under the terms of Mr. Tavares’ separation agreement with the Company (the “Separation Agreement”) effective July 31, 2012 (the “Separation Date”), Mr. Tavares is entitled to the following consideration: (a) salary continuation in bi-weekly payments commencing the Separation Date for 15 months ending October 30, 2013 (the “Salary Continuation Period”), in the total amount of $550,000 (CDN $550,000), which is equivalent to his base salary from the Separation Date to October 30, 2013 (prorated from the annual rate of $440,000 (CDN $440,000)); (b) a gross payment on the Separation Date of $230,025 (CDN $230,025) in lieu of any bonus short-term incentive during the Salary Continuation Period, which is equivalent to an average of his 2010 and 2011 short-term incentive bonuses prorated over an 18-month period; (c) premiums for group life insurance, health and dental coverage and retirement savings contributions, if any during the Salary Continuation Period or until the date that Mr. Tavares begins alternate employment that offers group benefits, whichever occurs first; and (d) a lump sum payment on the Separation Date of $15,000 (CDN $15,000) for auto allowance during the Salary Continuation Period. The “Salary” column for Mr. Tavares reflects his salary through the Separation Date. Amounts reported for Mr. Tavares under “All Other Compensation” include compensation earned through to the Separation Date plus consideration paid or accrued under the terms of the Separation Agreement through December 29, 2012.

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The following table details the various components included in the “All Other Compensation” column for 2012.

All Other Compensation

						Directors
			Life and			Fees for	Payments
	Retirement		Critical			Opta	Under
	Plan / 401 (k)		Illness		Miscel-	Minerals	Separation
	Contributions	Auto	Insurance	Member-	laneous ($)	Inc. ($)	Agreement
Name	($)	($)	($)	ships ($)	(1)	(2)	($)(3)	Total ($)
Steven Bromley
(4)	11,485	20,593	9,716	-	-	34,763	-	76,557
Robert
McKeracher (4)	11,500	19,329	2,311	-	-	-	-	33,140
Hendrik Jacobs (4)	10,481	5,919	989	1,058	52,154	-	-	70,601
Tony Tavares (4)	5,613	17,180	1,379	2,042	-	-	436,791	463,005
John Ruelle	6,231	6,578	-	-	25,000	-	-	37,809
Allan Routh	8,683	920	-	-	-	-	-	9,603

(1)

For Mr. Jacobs, represents an international living allowance in the amount of $4,154 and a relocation allowance in the amount of $48,000. For Mr. Ruelle, represents a vacation payout in the amount of $25,000.

(2)

For serving on the board of directors of Opta Minerals, Mr. Bromley was paid director fees of $34,763 (CDN $34,763). Please see Opta Minerals Inc.’s consolidated financial statements filed under Opta Minerals Inc.’s corporate profile and SEDAR at www.sedar.com for a description of the fees paid.

(3)	See Note (8) to “Summary Compensation Table”.
(4)	Amounts paid in Canadian dollars.

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The following table summarizes grants of stock options to our NEOs in fiscal 2012 and the estimated possible payouts under our short-term incentive annual bonus plan for 2012.

Grants of Plan Based Awards During 2012

					All Other
					Option		Grant
	Estimated Possible Payouts Under				Awards:		Date Fair
	Non-Equity Incentive Plan Awards				Number of	Exercise or	Value of
	(1)				Securities	Base Price	Stock and
	Threshold				Underlying	of Option	Option
	Minimum	Target	Maximum	Grant Date	Options	Awards	Awards
Name	($)	($)	($)	(2)	(#)(3)	($/Share)	($)(4)
Steven Bromley	—	291,600	583,200	05/08/2012	150,000	5.73	532,380
Robert
McKeracher	—	153,750	307,500	05/08/2012	70,000	5.73	248,444
Hendrik Jacobs	—	250,000	500,000	08/09/2012	250,000	5.14	764,025
Tony
Tavares(5)	—	220,000	440,000	—	—	—	—
John Ruelle	—	152,850	305,700	05/08/2012	70,000	5.73	248,444
Allan Routh	—	145,000	290,000	05/08/2012	80,000	5.73	283,936

(1)

Reflects each NEO’s possible payouts under our short-term incentive annual bonus plan for fiscal 2012. Amounts shown indicate each NEO’s potential bonus assuming successful completion of the NEO’s performance objectives. The threshold minimum is zero as all performance components of short term incentive have a minimum requirement of 90% achievement before the incentive plan begins to payout. For a discussion of the performance criteria and weightings for each NEO, see “Compensation Discussion and Analysis—Short Term Incentives.” Actual amounts to be paid for fiscal 2012 are included in the Summary Compensation Table.

(2)	Options vest at a rate of 20% annually beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.
(3)	Consists of options to purchase common shares awarded under the Stock Option Plan.
(4)

Consists of the aggregate grant date fair value of stock options granted to our NEOs under the Stock Option Plan, calculated in accordance with FASB ASC Topic 718. Please see Note 13, “Capital Stock,” to SunOpta Inc.’s consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options.

(5)

As Mr. Tavares, our former Vice President and Chief Operating Officer, left his position effective July 31, 2012, no options were granted in 2012. Also, since he left the Company prior to the end of the fiscal year, he was not eligible to receive an annual bonus.

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The following table summarizes the outstanding equity award holdings of our NEOs as of December 29, 2012.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
	Option	Unexercised	Unexercised	Option	Option
	Grant	Options (#)	Options (#)	Exercise	Expiration
Name	Date	Exercisable	Unexercisable	Price ($)	Date
	08/08/2007	10,000	-	12.31	08/08/2013
Steven Bromley	05/14/2009	54,000	36,000	1.64	5/14/2015
	05/12/2010	24,000	36,000	4.45	5/14/2016
	01/03/2011	40,000	160,000	7.72	01/03/2017
	05/08/2012	-	150,000	5.73	05/08/2022
	12/06/2007	4,000	-	13.58	12/06/2013
	10/06/2008	4,800	1,200	5.74	10/06/2014
	05/07/2009	600	400	1.92	05/07/2015
Robert McKeracher	05/14/2009	6,000	4,000	1.64	5/14/2015
	05/12/2010	3,200	4,800	4.45	05/12/2016
	05/11/2011	2,000	8,000	7.35	05/11/2017
	11/08/2011	10,000	40,000	5.05	11/08/2017
	05/08/2012	-	70,000	5.73	05/08/2022
Hendrik Jacobs	08/09/2012	-	250,000	5.14	08/09/2022
	08/08/2008	40,000	10,000	5.12	10/30/2013
	10/06/2008	16,000	4,000	5.74	10/30/2013
Tony Tavares (1)	05/14/2009	11,400	11,400	1.64	10/30/2013
	05/12/2010	24,000	12,000	4.45	10/30/2013
	05/11/2011	10,000	10,000	7.35	10/30/2013
	11/06/2007	20,000	-	13.75	11/06/2013
	10/06/2008	5,200	2,600	5.74	10/06/2014
	05/07/2009	1,000	1,000	1.92	05/07/2015
John Ruelle	05/14/2009	2,000	4,000	1.64	05/14/2015
	05/12/2010	2,000	6,000	4.45	05/12/2016
	05/11/2011	2,000	8,000	7.35	05/11/2017
	11/08/2011	10,000	40,000	5.05	11/08/2017
	05/08/2012	-	70,000	5.73	05/08/2022
	08/08/2007	10,000	-	12.31	08/08/2013
	10/06/2008	18,000	4,500	5.74	10/06/2014
Allan Routh	5/14/2009	21,000	14,000	1.64	5/14/2015
	05/12/2010	11,000	16,500	4.45	05/12/2016
	05/11/2011	6,500	26,000	7.35	05/11/2007
	05/08/2012	-	80,000	5.73	05/08/2022

(1)

Under the terms of the Separation Agreement, no stock options were granted to Mr. Tavares after the Separation Date. As of the Separation Date, Mr. Tavares held 214,200 stock options, of which 87,400 were 100% vested and another 61,400 of which will continue to vest during the Salary Continuation Period. All stock options that are vested or vest during the Salary Continuation Period (total of 148,800) held by Mr. Tavares must be exercised no later than the end of the Salary Continuation Period. All stock options held by Mr. Tavares which would have vested after October 30, 2013 (total of 65,400) were forfeited on the Separation Date.

The following table provides information with respect to the vesting of each NEO’s stock options that were unexercisable at December 29, 2012.

	Grant	Year in Which Options Vest
Name	Date	2013	2014	2015	2016	2017	Total
Steven Bromley	5/14/2009	18,000	18,000	-	-	-	36,000
	05/12/2010	12,000	12,000	12,000	-	-	36,000
	01/03/2011	40,000	40,000	40,000	40,000	-	160,000
	05/08/2012	30,000	30,000	30,000	30,000	30,000	150,000
Robert McKeracher	10/06/2008	1,200	-	-	-	-	1,200
	05/07/2009	200	200	-	-	-	400
	5/14/2009	2,000	2,000	-	-	-	4,000
	05/12/2010	1,600	1,600	1,600	-	-	4,800
	05/11/2011	2,000	2,000	2,000	2,000	-	8,000
	11/08/2011	10,000	10,000	10,000	10,000	-	40,000
	05/08/2012	14,000	14,000	14,000	14,000	14,000	70,000
Hendrik Jacobs	08/09/2012	50,000	50,000	50,000	50,000	50,000	250,000
Tony Tavares	08/09/2008	10,000	-	-	-	-	10,000
	10/06/2008	4,000	-	-	-	-	4,000
	5/14/2009	11,400	-	-	-	-	11,400
	05/12/2010	12,000	-	-	-	-	12,000
	05/11/2011	10,000	-	-	-	-	10,000
John Ruelle	10/06/2008	2,600	-	-	-	-	2,600
	05/07/2009	1,000	1,000	-	-	-	2,000
	05/14/2009	2,000	2,000	-	-	-	4,000
	05/12/2010	2,000	2,000	2,000	-	-	6,000
	05/11/2011	2,000	2,000	2,000	2,000	-	8,000
	11/08/2011	10,000	10,000	10,000	10,000	-	40,000
	05/08/2012	14,000	14,000	14,000	14,000	14,000	70,000
Allan Routh	10/06/2008	4,500	-	-	-	-	4,500
	5/14/2009	7,000	7,000	-	-	-	14,000
	05/12/2010	5,500	5,500	5,500	-	-	16,500
	05/11/2011	6,500	6,500	6,500	6,500	-	26,000
	05/08/2012	16,000	16,000	16,000	16,000	16,000	80,000

Option Exercises During Fiscal 2012

No stock options were exercised by the NEOs during the fiscal year ended December 29, 2012.

Payments on Termination or Change of Control

The Company’s Stock Option Plan provides for immediate vesting of all unvested options in the event of a change of control. A “change of control” is defined as: (i) the acquisition by a person or group of beneficial ownership of 50% or more of the outstanding voting securities of the Company; (ii) a merger or similar transaction between the Company and another entity whereby voting security holders of the Company immediately prior to such event receive less than 50% of the outstanding voting securities of the entity surviving the event; (iii) the liquidation, dissolution or winding up of the Company; or (iv) the sale or other disposition of all or substantially all of the Company’s assets.

We have entered into employment or other agreements with each of our NEOs, most of which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause. In our agreements, “change of control” is generally defined as the acquisition of at least 50% of the common shares of the Company by a person or group. In Mr. Bromley’s employment agreement, the definition of “change of control” also includes certain mergers and similar transactions.

In Mr. Bromley’s agreement, “cause” is defined as cause for termination of employment as recognized at common law by the courts in the Province of Ontario. In Mr. Routh’s agreement, “cause” is generally defined to include acts of personal dishonesty that are intended to result in personal enrichment at the expense of the Company, deliberate violations of duties owed to the Company, and willfully engaging in illegal conduct that is injurious to the Company. The agreements with Messrs. McKeracher, Jacobs and Ruelle do not provide a definition of the term “cause.”

The benefits to be received by the NEOs in connection with a change of control or upon termination of employment under certain circumstances are summarized as follows:

Steven Bromley

Change of Control: Upon a change of control, all of Mr. Bromley’s unvested options will immediately vest. Mr. Bromley will have the option of terminating his employment and receiving in a lump sum payment severance benefits equal to 24 months of base salary and the average of the bonuses paid to him for the last two years of employment, plus continuation of allowable medical and insurance benefits for 24 months.

Termination by the Company without Cause: Upon termination of Mr. Bromley’s employment by the Company without cause, all of Mr. Bromley’s unvested options will immediately vest. In addition, the Company will (a) pay Mr. Bromley in a lump sum his prorated bonus based on results through the date Mr. Bromley’s employment ceases; (b) pay Mr. Bromley in a lump sum an amount equal to 24 months base salary plus the amount equal to the average of the bonuses paid to him for last two years of employment; and (c) continue allowable medical and insurance benefits for 24 months following termination of employment. These severance benefits are conditioned upon Mr. Bromley’s delivery of a release in favor of the Company.

Termination upon Death: In the event Mr. Bromley dies while employed by the Company, the Company has agreed to (a) pay prorated bonus through the date of his death; and (b) provide health benefits to his family for two years following his death.

Non-Competition and Non-Solicitation Obligations: Mr. Bromley’s employment agreement contains non-competition and non-solicitation covenants that extend for two years following the termination of Mr. Bromley’s employment with the Company.

Robert McKeracher

Change of Control: Upon a Change of Control, all of Mr. McKeracher’s unvested options will immediately vest. If material changes are proposed to Mr. McKeracher’s position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 12 months (plus an additional one month per year of service from October 2011 up to a maximum of 18 months) of his base salary and a bonus payment as described below and continuation of his auto allowance and certain medical, dental and insurance benefits for between 12 and 18 months, depending on his length of service. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a prorated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. McKeracher’s employment without cause, he would receive similar benefits as described above relating to a Change of Control, except that the vesting of unvested options would not be accelerated.

Hendrik Jacobs

Change of Control: Upon a Change of Control, all of Mr. Jacobs’ unvested options will immediately vest. In addition, if material changes are proposed to Mr. Jacobs’ position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 18 months of his annual base salary and a bonus payment, plus the continuation of the auto allowance and certain medical, dental and insurance benefits, for a period of 18 months following the date of employment termination. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a pro-rated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. Jacobs’ employment without cause, he would receive similar severance benefits as described above under a Change of Control, except that the vesting of unvested options would not be accelerated.

Termination by the NEO in Certain Situations: If Mr. Jacobs’ decides to terminate his employment as a result of his perceived material inability to execute the responsibilities of his position, he will receive benefits of 12 months base salary and a bonus payment, plus continuation of auto allowance and allowable medical and insurance benefits during the termination period. This right will apply to circumstances whereby, due to decisions taken by Mr. Bromley or the Board of Directors of the Company, Mr. Jacobs is unable to execute key responsibilities of his position such as decisions on hiring or firing, thereby limiting his ability to be effective in his role. Prior to obtaining this benefit, the Chairpersons of both the Compensation Committee and the Corporate Governance Committee must grant final approval, and if such persons do not agree on the matter, the final decision will rest with the Chairman of the Board. For purposes of calculating the payment amount, the determination of the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a pro-rated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment. In the event Mr. Jacobs has not been employed for two years, the bonus payment will be based on the average bonus earned over the period of employment, on a prorated basis for 12 months.

John Ruelle

Change of Control: Upon a Change of Control, all of Mr. Ruelle’s unvested options will immediately vest. In addition, if material changes are proposed to Mr. Ruelle’s position, he will have the option of terminating his employment and receiving a lump sum severance payment equal to 12 months (plus an additional one month per year of service from October 2011 up to a maximum of 18 months) of his base salary and a bonus payment as described below and continuation of his auto allowance and certain medical, dental and insurance benefits for between 12 and 18 months, depending on his length of service. For purposes of calculating the lump sum severance payment, the bonus payment will be based on the higher of (a) the average of his bonus for the year in which termination occurs, on a prorated basis based on year to date results (assuming a minimum of six months have elapsed during the year in which employment termination occurs) and his bonus for the preceding year or (b) the average of his bonus payouts for the previous two years of employment.

Termination by the Company without Cause: Upon a termination of Mr. Ruelle’s employment without cause, he would receive similar severance benefits as described above under a Change of Control, except that the vesting of unvested options would not be accelerated.

Allan Routh

Change of Control: Upon a Change of Control, all of Mr. Routh’s unvested options will immediately vest. Mr. Routh will have the option of terminating his employment and receiving in a lump sum payment severance benefits equal to 12 months of base salary and the average of the bonuses paid to him for the last two years of employment, plus continuation of allowable medical and insurance benefits for 12 months.

Termination by the Company without Cause: Upon a termination of Mr. Routh’s employment by the Company without cause, he would receive his base salary, bonus and benefits for a period of 12 months after the date of his termination, payable according to the normal payroll practices of the Company.

Termination by the NEO for Good Reason: Upon Mr. Routh’s termination of his employment for good reason, he would receive the severance benefits described above under “Termination without Cause.” In Mr. Routh’s employment agreement, “good reason” is generally defined as termination by Mr. Routh within ninety days of any of the following events: (a) an adverse change in his status or position with the Company; (b) a reduction by the Company in his base salary; (c) a required relocation; (d) any purported termination by the Company of his employment agreement or any unremedied breach of his employment agreement by the Company; or (e) a successor succeeds to the interests of the Company.

Death and Disability: In the event of termination of Mr. Routh’s employment by the Company due to death or disability, the Company has agreed to pay all base salary, bonus and benefits prorated through the date of Mr. Routh’s death or 12 months following the determination that Mr. Routh is disabled (the “Disability Payment Date”). In the event of Mr. Routh’s disability, he will forfeit any vested and unexercised stock options on the Disability Payment Date.

Non-Competition Obligation: Mr. Routh’s employment agreement contains a covenant not to compete that extends for one year following the termination of Mr. Routh’s employment with the Company.

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The following table sets forth the estimated benefits that would have been payable to the NEOs if a change in control had occurred and each officer’s employment was terminated on December 29, 2012:

Termination Due to Change in Control

	Annual Amount for Severance Calculation
					Term of	Lump	Accelerated
	Total	Average			Lump	Sum	Vesting of
	Base	Bonus	Continuation	Sub	Sum	Severance	Stock
	Salary	Last 2	of Benefits	Total	Payment	Payment	Options
Name	($)	Years ($)	($)(1)	($)	(Years)	($)	($)(2)	Total ($)
Steven Bromley (3)	486,000	54,162	41,794	581,956	2.00	1,163,912	183,240	1,347,152
Robert McKeracher (3)	307,500	26,239	33,141	366,880	1.08	397,453	44,340	441,793
Hendrik Jacobs (3)	500,000	13,240	22,601	535,841	1.50	803,762	112,500	916,262
John Ruelle	305,000	19,444	12,809	337,253	1.08	365,357	51,580	416,937
Allan Routh	362,500	70,035	9,603	442,138	1.00	442,138	74,110	516,248

(1)	Represents group life insurance, RRSP/401(k), auto allowances and critical life/extra life insurance through the severance period.
(2)

These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on the last trading day of the year on the NASDAQ Global Select Market. On December 29, 2012, the closing price was $5.59.

(3)	Calculated based on the average annual exchange rate for 2012 of $1.00 Canadian for each U.S. dollar.

The following table sets forth the estimated benefits that would have been payable to the NEOs if each officer’s employment was terminated by the Company without cause (or by Mr. Jacobs or Mr. Routh as described in their agreements) on December 29, 2012 in the absence of a change in control:

Termination without Cause

	Annual Amount for Severance Calculation
					Term of	Lump	Accelerated
	Total	Average			Lump	Sum	Vesting of
	Base	Bonus	Continuation		Sum	Severance	Stock
	Salary	Last 2	of Benefits	Sub	Payment	Payment	Options
Name	($)	Years ($)	($)(1)	Total ($)	(Years)	($)	($)(2)	Total ($)
Steven Bromley (3)	486,000	54,162	41,794	581,956	2.00	1,163,912	183,240	1,347,152
Robert McKeracher (3)	307,500	26,239	33,141	366,880	1.08	397,453	—	397,453
Hendrik Jacobs	500,000	13,240	22,601	535,841	1.50	803,762	—	803,762
John Ruelle	305,000	19,444	12,809	337,253	1.08	365,357	—	365,357
Allan Routh (3)	362,500	70,035	9,603	442,138	1.00	442,138	—	442,138

(1)	Represents group life insurance, RRSP/401(k), auto allowances and critical life/extra life insurance through the severance period.
(2)

These amounts represent the difference between the exercise price of the stock options and the closing price of the Company’s common shares on the last trading day of the year on the NASDAQ Global Select Market. On December 29, 2012, the closing price was $5.59.

(3)	Calculated based on the average annual exchange rate for 2012 of $1.00 Canadian for each U.S. dollar.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH INSIDERS AND RELATED PERSONS

The Audit Committee reviews any material transactions in which we are or will be a participant and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that the Audit Committee determines are in, or are not inconsistent with, our best interests and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction.

No informed person (as such term is defined in National Instrument 51-102 of the CSA), any proposed director of the Company or any associate or affiliate of the foregoing or any related person (as such term is defined in Item 404(a) of Regulation S-K) has or will have any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 or which otherwise has materially affected or would materially affect the Company or any of its subsidiaries, except as noted below:

  During the fiscal year ended December 29, 2012, Mr. Allan Routh, the President of the SunOpta Grains and Foods Group, purchased agronomy products for his family farm for $172,000 (reflecting market rates) from the Company. During the same period, Mr. Routh also sold from his family farm organic corn and soybeans for $316,000 (reflecting market rates) to the Company.

  On February 1, 2007, Jeremy Kendall stepped down as the Chief Executive Officer of the Company but has remained Chairman of the Board at a reduced level of compensation subject to a contract which was initially due to expire on February 26, 2020. The contract provided for consulting fees of CDN $75,000 per year plus a bonus, which amount was amended to CDN $200,000 per year to December 31, 2010. The contract was subsequently terminated and superseded by a Retiring Allowance Agreement dated March 8, 2011 pursuant to which Mr. Kendall is entitled to receive CDN $50,000 per annum until February 25, 2015 and CDN $25,000 per annum thereafter until February 25, 2020. Subsequent to 2012, Mr. Kendall is no longer required to provide services to the Company although payments will continue under the contract. In the event that Mr. Kendall passes away before February 26, 2020, any remaining amount payable under the contract will be paid to his estate until February 26, 2020. Payments after 2012 have previously been expensed as there is no future service requirement for these payments.

[Remainder of page left intentionally blank]

EXECUTIVE OFFICERS

Steven Bromley (Age 53) serves as Chief Executive Officer and a Director of the Company. Mr. Bromley joined the Company in June 2001, was appointed President in January 2005 and subsequently Chief Executive Officer in February 2007. Mr. Bromley was appointed to the Board of Directors of the Company on January 26, 2007. From June 2001 through September 2003 Mr. Bromley served as the Company’s Executive Vice President and Chief Financial Officer. Mr. Bromley was subsequently appointed as Chief Operating Officer and held this role until his appointment as Chief Executive Officer. In August 2012 Mr. Bromley relinquished the Presidency to Hendrik Jacobs, who joined the Company as President and Chief Operating Officer. Prior to joining the Company, Mr. Bromley spent over 13 years in the Canadian dairy industry in a wide range of financial and operational roles with both Natrel Inc. and Ault Foods Limited. From 1997 to 1999 he served on the Board of Directors of Natrel Inc. Mr. Bromley is a Director of most of the Company’s subsidiaries, and since July 2004 has served on the Board of Directors of Opta Minerals Inc. which is approximately 66.1% owned by SunOpta.

Robert McKeracher (Age 36) serves as Vice President and Chief Financial Officer of the Company overseeing all financial reporting, compliance and corporate treasury activities. He previously served as Vice President of Financial Reporting for the Company from June 2008 until October 2011, and as Director of Financial Reporting from August 2007 to June 2008. Prior to joining the Company, Mr. McKeracher was the Manager of Business Planning and Treasury at Magna Entertainment Corp. from May 2003 to August 2007, after spending four years in public accounting in the assurance and business advisory practise at PriceWaterhouseCoopers LLP. Mr. McKeracher is a Chartered Accountant and holds a Bachelor of Commerce degree from The University of Toronto. In the past five years, Mr. McKeracher has not served on any reporting issuer’s Board of Directors.

Hendrik (Rik) Jacobs (Age 52) joined the Company in August 2012 as President and Chief Operating Officer. Mr. Jacobs brings over 20 years of international sales, marketing, innovation, strategic development and general management experience to this role. Over the previous 11 years Mr. Jacobs held a number of progressively responsible positions with Tetra Pak, the world's leading supplier of equipment and materials for the processing and packaging of liquid food products, with revenues of approximately $12 billion in 165 markets worldwide. In his last position with Tetra Pak, Mr. Jacobs served as Cluster Vice President for North Europe with responsibility for the United Kingdom, Ireland, Scandinavia and the Baltic States. Prior to this role, he served as Managing Director Benelux with responsibility for the Netherlands, Belgium and Luxemburg, as Vice President of Strategy and Planning with responsibility for setting long term technology and product development strategies, and as Vice President of Sales for TetraPak USA. Prior to joining Tetra Pak Mr. Jacobs held a number of international sales, marketing and general management positions with PepsiCo, Royal Dutch Ahold and the Coca-Cola Company. Mr. Jacobs holds a Masters of Business Administration degree from the American Graduate School of International Management and a Bachelor of Business Administration from Oregon State University. In the past five years, Mr. Jacobs has not served on any reporting issuer’s Board of Directors.

John Ruelle (Age 43) serves as Chief Administrative Officer, Senior Vice President of Corporate Development and Secretary. Mr. Ruelle was appointed to this position in January 2013. From October 2011 to January 2013, Mr. Ruelle served as Vice President and Chief Administrative Officer. Mr. Ruelle joined the Company in November 2007 as Vice President of Finance and Administration and Chief Financial Officer of the SunOpta Grains and Foods Group, the largest operating division of the Company. Mr. Ruelle brought over 15 years of progressive food industry senior leadership experience to this role with a focus on building foundational structures to achieve aggressive revenue and profitably growth through driving talent management, business processes and strategy linkage. Prior to joining the Company, Mr. Ruelle was Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary for Restaurant Technologies, Inc. where he was co-founder and managed over 30 Greenfield start-ups. Earlier in his career he held various financial and operational roles with LaserMaster Technologies and was a Certified Public Accountant with Larson Allen, LLP. Mr. Ruelle has a Bachelor of Science degree from St. John's University. In the past five years, Mr. Ruelle has not served on any reporting issuer’s Board of Directors.

Allan Routh (Age 62) was elected to the Board of Directors in September 1999. Mr. Routh is President of the Company’s Grains and Foods Group and prior to March 2003 was President and Chief Executive Officer of the SunRich Food Group, Inc., a wholly-owned subsidiary of the Company. Mr. Routh has been involved in the natural and organic food industry and soy industry organizations since 1984. In the past five years, Mr. Routh has not served on any other reporting issuer’s Board of Directors.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except insofar as they may be shareholders of the Company or as otherwise disclosed in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, any proposed nominee for election as a director of the Company or any associate or affiliate of such persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF SHAREHOLDERS;
SHAREHOLDER COMMUNICATIONS

The Company’s shareholders may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and Section 137 of the CBCA. For such proposals to be included in the Company’s proxy materials relating to its 2014 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 and the CBCA must be satisfied and, under the CBCA, such proposals must be received by the Company no later than January 17, 2014. Such proposals should be delivered to SunOpta Inc., Attn: Corporate Secretary, 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

Under SEC rules, notice of a shareholder proposal or nomination for the 2014 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 and Section 137 of the CBCA must be received by the Corporate Secretary of the Company at our principal executive offices on or prior to March 3, 2014. The proxy solicited by the Board for the 2014 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal or nomination submitted by a shareholder at that meeting with respect to which the Company has received notice after such date.

Shareholders may recommend a person as a nominee for director by writing to the Secretary of the Company. Please see “Corporate Governance—Board Committees—Corporate Governance Committee (Nominating Committee)” in this Proxy Statement for information that each notice of nomination should contain.

Shareholders may communicate with the Board. Communications should be in writing and marked to the attention of the Board of Directors or any of its individual committees, or the Chairman of the Board. Any such communications should be delivered to the Company at is principal executive offices located at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2.

SOLICITATION OF PROXIES

Proxies solicited in connection with this proxy statement are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular employees of the Company. The Company does not expect to pay any additional compensation for the solicitation of proxies. These solicitations may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, the Notice and any additional solicitation material that the Company may provide to shareholders.

We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the common shares, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution.

FORM 10-K AND OTHER INFORMATION

The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 29, 2012, including the consolidated financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: SunOpta Inc., Attn: Susan Wiekenkamp, 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2. The Annual Report on Form 10-K and additional information relating to the Company is also available at www.sunopta.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and MD&A for the fiscal year ended December 29, 2012.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in our Annual Report on Form 10-K for the year ended December 29, 2012 and in our periodic reports on Form 10-Q and Form 8-K.

Dated this [•] day of April, 2013.

By Order of the Board of Directors

/s/ Steven Bromley
Steven Bromley
Chief Executive Officer

SunOpta™

bringing well-being to life

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm ET on Monday, May 27, 2013 (or 11:59 pm on the night before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm ET on Monday, May 27, 2013 (or 11:59 pm on the night before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY FAX - 1-866-623-5305 (FOR CANADIAN SHAREHOLDERS ONLY)
You may send your completed and signed Proxy by facsimile to the number above up until 11:59 pm ET on Friday, May 24, 2013 (or 11:59 pm on the night before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting).

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until Friday, May 24, 2013.

The form of proxy should be signed in the exact name that appears on the form of proxy. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder. **Proxy will be voted as directed. If no voting preferences are indicated, this form of proxy will be voted as recommended by the Board of Directors. This proxy is solicited by the Board of Directors of SunOpta for use at the Annual and Special Meeting of Shareholders.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58486-P35284 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUNOPTA INC.

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 2 below and "FOR" the matters described in Proposals 1, 3, 4 and 5 below.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jay Amato	☐	☐
1b. Steven Bromley	☐	☐
1c. Michael Detlefsen	☐	☐
1d. Peter Fraser	☐	☐
1e. Douglas Greene	☐	☐
1f. Victor Hepburn	☐	☐
1g. Katrina Houde	☐	☐
1h. Jeremy Kendall	☐	☐
1i. Alan Murray	☐	☐
1j. Allan Routh	☐	☐

	For	**Against**	**Abstain**
2. Amendment of Articles	☐	☐	☐
3. Approval of 2013 Stock Incentive Plan	☐	☐	☐
4. Appointment of Deloitte LLP	☐	☐	☐
5. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M58487-P35284

SUNOPTA INC.

INSTRUMENT OF PROXY FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 28, 2013

This proxy is solicited by the Board of Directors of SunOpta Inc. (the "Company") for use at the Annual and Special Meeting of Shareholders of the Company to be held at the offices of the Company at 2838 Bovaird Drive West, Brampton, Ontario, Canada L7A 0H2, on May 28, 2013 at 4:00 p.m. EDT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof.

You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Annual and Special Meeting of SunOpta Inc. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.

If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York USA 11717, prior to 4:00 pm, Eastern Daylight Time on Friday, May 24, 2013 (or at least 48 hours, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used).

Appointment of Proxy:

I/We being registered shareholder(s) of the Company hereby appoint(s): Robert McKeracher, Vice President and Chief Financial Officer and John Ruelle, Chief Administrative Officer and Senior Vice President of Corporate Development, or either of them, both officers of the Company;

OR

Print the name of the person you are appointing as your proxy if this person is someone other than Robert McKeracher or John Ruelle; ______________

as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name of the undersigned shareholder as follows:

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 on the reverse side and "FOR" the matters described in Proposals 2, 3, 4 and 5 on the reverse side.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

Exhibit A

SUNOPTA INC.

2013 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this 2013 Stock Incentive Plan (the “Plan”) is to enable SunOpta Inc. (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is the Company, a parent or subsidiary of the Company or a corporation, limited liability company, partnership, joint venture or other entity in which the Company has an interest.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 1,250,000 shares plus (i) shares that are available under the Company’s 2002 Stock Option Plan (the “Prior Plan”) as of the Effective Date of the Plan (as defined in Section 3.1) and (ii) shares subject to outstanding options under the Prior Plan as of the Effective Date of the Plan if the options are cancelled or terminated or expire after the Effective Date of the Plan without the issuance of the shares subject to the options. If an option, stock appreciation right, Stock Award (as defined in Section 7) or Performance-Based Award (as defined in Section 9) granted under the Plan expires, terminates or is cancelled, the unissued shares thereto shall again be available under the Plan. If shares subject to a Stock Award or Performance-Based Award are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Notwithstanding any provision in the Plan, the maximum number of shares that can be issued under the Plan as Stock Awards or Performance Based Awards (collectively, “Full Value Awards”) shall be 750,000 shares.

     3. Effective Date and Duration of Plan.

          3.1 Effective Date. The Plan shall become effective as of the date it is approved by shareholders of the Company (the “Effective Date of the Plan”).

          3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors of the Company (“Board of Directors”) may suspend or terminate the Plan at any time except with respect to awards then outstanding or subject to restrictions under the Plan. Termination shall not affect any outstanding awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          4.1 Board of Directors. The Plan shall be administered by the Board of Directors, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the termination of any waiting period, accelerate any exercise or vesting date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

          4.2 Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

     5. Types of Awards, Eligibility, Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1 and 6.3; (iii) grant Stock Awards as provided in Section 7; (iv) grant stock appreciation rights as provided in Section 8; and (v) grant Performance-Based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, officers and directors selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The maximum number of shares that can be issued under the Plan as Incentive Stock Options is 1,250,000 shares. No employee may be granted options or stock appreciation rights for more than an aggregate of 750,000 shares of Common Stock in any fiscal year.

     6. Option Grants.

          6.1 General Rules Relating to Options.

               6.1 -1 Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

               6.1 -2 Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

2

               6.1-3 Nontransferability. Except as provided below, each Incentive Stock Option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and during the optionee’s lifetime, shall be exercisable only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option granted to an optionee to be on terms which permit transfer by the optionee to (i) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any transfer, (y) the stock option agreement pursuant to which the options are granted must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6.1-5 the term “optionee” shall be deemed to refer to the transferee. The events of termination of employment of Section 6.1-4, shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

               6.1-4 Termination of Employment or Service.

                    6.1-4(a) General Rule. Unless otherwise determined by the Board of Directors, if an optionee’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1 -4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

                    6.1-4(b) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term “total disability” means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee, director or officer of the Company. Total disability shall be deemed to have occurred on the first day after the Company has made a determination of total disability.

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                    6.1-4(c) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    6.1-4(d) Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                    6.1-4(e) Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall terminate.

                    6.1-4(f) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

               6.1-5 Purchase of Shares.

                    6.1-5(a) Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of written notice from the optionee of the optionee’s binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee’s intention to acquire the shares for investment and not with a view to distribution.

                    6.1-5(b) Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value and other forms of consideration. With the consent of the Board of Directors, an optionee may pay the exercise price, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise shares of Common Stock valued at fair market value. The fair market value of Common Stock of the Company provided or withheld in payment of the purchase price shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

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                    6.1-5(c) Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay the additional withholding amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligations. The fair market value of Common Stock of the Company withheld or delivered to satisfy withholding obligation shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

                    6.1-5(d) Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option plus any shares withheld in payment of the exercise price or to satisfy withholding requirements.

               6.1-6 No Repricing. Except for actions approved by the shareholders of the Company or adjustments made pursuant to Section 10, the option price for an outstanding option granted under the Plan may not be decreased after the date of grant nor may the Company grant a new option or pay any cash or other consideration (including another award under the Plan) in exchange for any outstanding option granted under the Plan at a time when the option price of the outstanding option exceeds the fair market value of the Shares covered by the option.

          6.2 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               6.2-1 Limitation on Amount of Grants. If the aggregate fair market value of stock, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

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               6.2-2 Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               6.2-3 Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               6.2-4 Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock of the Company as reported on Nasdaq on the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors.

               6.2-5 Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

               6.2-6 Early Dispositions. If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

          6.3 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

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               6.3-1 Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Options at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock of the Company as reported on Nasdaq on the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors.

               6.3-2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Awards. The Board of Directors may issue shares, including restricted stock, or rights to receive shares, including restricted stock units, under the Plan (“Stock Awards”) for any consideration, including services, determined by the Board of Directors. A restricted stock unit represents the right to receive one share of Common Stock subject to satisfaction of the conditions set forth in the applicable award agreement. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Board of Directors and set forth in an award agreement. The terms may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued or awarded, deferral of the date for receipt of any shares and any other terms determined by the Board of Directors. The Company may require any recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued or by delivering to the Company shares of Common Stock; provided, however, that the number of shares withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. The fair market value of Common Stock of the Company withheld to satisfy withholding obligations shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the shares are withheld, or if such date is not a trading day, then on the immediately preceding trading day. Upon the issuance of shares under a Stock Award, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, net of any shares withheld to satisfy tax withholding obligations.

     8. Stock Appreciation Rights.

          8.1 Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          8.2 Exercise.

               8.2-1 General. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant or such higher amount as the Board of Directors shall determine (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the exercise price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subsection is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

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               8.2-2 Time of Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (i) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (iii) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               8.2-3 Conditions. The Board of Directors may impose any conditions upon the exercise of a stock appreciation right or from time to time adopt rules affecting the rights of holders of stock appreciation rights. These rules may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of the rules as well as stock appreciation rights granted thereafter.

               8.2-4 Fair Market Value. For purposes of this Section 8, the fair market value of the Common Stock shall be determined using the methods set forth in Section 6.1-5(b).

               8.2-5 Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors determines, the number of shares may be rounded downward to the next whole share.

               8.2-6 Nontransferability. Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               8.2-7 Taxes. Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The fair market value of Common Stock of the Company withheld or delivered to satisfy withholding requirements shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the stock appreciation right is exercised, or if such date is not a trading day, then on the immediately preceding trading day. Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the stock appreciation right. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

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     9. Performance-Based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

          9.1 Award Period. The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

          9.2 Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

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          9.3 Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

          9.4 Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 275,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $3,000,000.

          9.5 Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

          9.6 Reduction of Reserved Shares. The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, net of any shares withheld to satisfy withholding obligations.

     10. Changes in Capital Structure.

          10.1 Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, appropriate adjustment shall be made in the number and kind of shares subject to Stock Awards as to which shares have not been issued and as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the holder’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any adjustments made by the Board of Directors pursuant to this Section 10.1 shall be conclusive.

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          10.2 Corporate Transactions. Unless otherwise provided at the time of grant, if during the term of an option, stock appreciation right or restricted stock unit award, there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then the Board of Directors, may, in its sole discretion, provide that outstanding awards under the Plan shall be treated in accordance with any of the following alternatives:

               10.2-1 The option, stock appreciation right, restricted stock unit award shall be converted into an option, stock appreciation right or restricted stock unit award to acquire stock of the surviving or acquiring corporation in the applicable transaction for a total purchase price equal to the total price applicable to the unexercised portion of the option, stock appreciation right or restricted stock unit award, and with the amount and type of shares subject thereto and exercise price per share thereof to be conclusively determined by the Board of Directors, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by holders of Shares following the applicable transaction, and disregarding fractional shares;

               10.2-2 The option, stock appreciate right or restricted stock unit shall be cancelled effective immediately prior to the consummation of the transaction, and, in full consideration of the cancellation, pay at such time or at other times as determined by the Board of Directors to the holder thereof an amount in cash, for each share subject to the award, equal to the value, as determined by the Board of Directors, of the award, provided that with respect to any outstanding option such value shall be equal to the excess of (A) the value, as determined by the Board of Directors, of the property (including cash) received by the holder of a share of stock as a result of the transaction over (B) the exercise price of such option; or

               10.2-3 All unissued shares subject to restricted stock unit awards shall be issued immediately prior to the consummation of such transaction, all options and stock appreciation rights will become exercisable for 100 percent of the shares subject to the option or stock appreciation right effective as of the consummation of such transaction, and the Board of Directors shall approve some arrangement by which holders of options and stock appreciation rights shall have a reasonable opportunity to exercise all such options and stock appreciation rights effective as of the consummation of such transaction or otherwise realize the value of these awards, as determined by the Board of Directors. Any option or stock appreciation right that is not exercised in accordance with procedures approved by the Board of Directors shall terminate.

          10.3 Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, Stock Awards and Performance-Based Awards under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, Stock Awards and Performance-Based Awards or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a merger, combination consolidation, acquisition or similar corporate transaction. In the case of any award under this Section 10.3, shares issued or issuable in connection with the substitute award shall not be counted against the number of shares reserved under the Plan, but shall be governed by the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

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     11. Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect, except that shareholder approval shall be required to (i) increase the number of shares reserved for the Plan, (ii) increase the maximum number of shares that can be issued as Full Value Awards and (iii) amend Section 6.1-6 of the Plan. Except as provided in Section 10, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

     12. Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if issuance or delivery would violate state or federal securities laws.

     13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer or the Company any right to be retained or employed by the Employer or the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer or the Company.

     14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

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